Exhibit 10.1

EXECUTION

FOURTEENTH AMENDMENT TO DEED OF OFFICE LEASE AGREEMENT

    THIS FOURTEENTH AMENDMENT TO DEED OF OFFICE LEASE AGREEMENT (“Amendment”) is made as of August 28, 2024 (“Amendment Date”), but for all purposes shall be effective as of January 1, 2024, by and between TMG TMC 3, L.L.C., a Delaware limited liability company (“Landlord”), and ALARM.COM INCORPORATED, a Delaware corporation (“Tenant”).

RECITALS

R-1. Landlord’s predecessor-in-interest, Marshall Property LLC, and Tenant entered into that certain Deed of Office Lease Agreement dated August 8, 2014 (the “Original Lease”), as amended by that certain First Amendment to Deed of Office Lease Agreement dated as of May 29, 2015 (the “First Amendment”), that certain Second Amendment to Deed of Office Lease Agreement dated as of October 19, 2015 (the “Second Amendment”), that certain Third Amendment to Deed of Office Lease Agreement dated as of May 6, 2016 (the “Third Amendment”), that certain Fourth Amendment to Deed of Office Lease Agreement dated as of September 15, 2016 (the “Fourth Amendment”), that certain Fifth Amendment to Deed of Office lease Agreement dated as of January 31, 2017 (the “Fifth Amendment”), that certain Sixth Amendment to Deed of Office Lease Agreement dated October 10, 2018 (the “Sixth Amendment”), that certain Seventh Amendment to Deed of Office Lease Agreement dated May 16, 2019 (the “Seventh Amendment”), that certain Eighth Amendment to Deed of Office Lease Agreement dated July 17, 2019 (the “Eighth Amendment”), that certain Ninth Amendment to Deed of Lease Agreement dated March 12, 2020 (the “Ninth Amendment”), that certain Tenth Amendment to Deed of Office Lease Agreement dated December 17, 2020 (the “Tenth Amendment”), that certain Eleventh Amendment to Deed of Lease Agreement dated December 21, 2021 (the “Eleventh Amendment”), that certain Twelfth Amendment to Deed of Office Lease Agreement dated January 12, 2022 (the “Twelfth Amendment”), and that certain Thirteenth Amendment to Deed of Lease Agreement dated July 26, 2023 (the “Thirteenth Amendment”) (collectively, as amended, the “Lease”), whereby Tenant leases (i) an agreed 189,058 rentable square feet of office space on the first (1st), second (2nd), third (3rd), fifth (5th), sixth (6th), seventh (7th), eighth (8th), ninth (9th), tenth (10th), and eleventh (11th) floors (notwithstanding the reference in the Lease to a total of approximately 189,076 rentable square feet prior to amendment hereby) (collectively, the ”Existing Space”), and (ii) approximately 1,101 square feet of initial Storage Space and approximately 805 square feet of Additional Storage Space, totaling approximately 1,906 square feet in the aggregate (notwithstanding certain references in the Lease to solely the 805 square feet of Additional Storage Space), and in addition thereto, pursuant to that certain Occupancy License by and between Landlord and Tenant dated July 20, 2021 (the “Occupancy License”), Tenant occupies approximately 341 square feet of storage space known as storage areas B108 and B111, all located on the lower level of the Building (such initial Storage Space, Additional Storage Space and Occupancy
1

License storage space are collectively, the “Existing Storage Space”) in the building located at 8281 Greensboro Drive, Tysons, Virginia 22102 (the “Building”), all as more particularly described in the Lease.

    R-2. The Term of the Lease is scheduled to expire on June 30, 2026.

    R-3. Landlord and Tenant desire to amend the Lease to (i) expand the Existing Space to include all of the remaining rentable area of office space in the Building, totaling approximately 56,903 rentable square feet of additional office space in the aggregate, (ii) to extend the Term of the Lease with respect to the entire Premises (as expanded hereby) for one period of ninety-three (93) calendar months from the scheduled expiration of the Term prior to amendment hereby (i.e., to March 31, 2034), and (iii) to otherwise modify certain other terms of the Lease in connection therewith, all in accordance with and subject to the terms and conditions set forth below.

    R-4.    Because the Amendment Date is occurring after the Fourteenth Amendment Extension Commencement Date (as hereinafter defined), with respect to the period commencing on the Fourteenth Amendment Extension Commencement Date and expiring on the last day of the calendar month in which the Amendment Date occurs (or, if applicable, the last day of the calendar month following the calendar month in which the Amendment Date occurs), Tenant has paid to Landlord Base Rent and Tenant’s Pro Rata Share of each of the Expense Excess and the Tax Excess (or Tenant has received a credit with respect to Tenant’s Pro Rata Share of such Expenses and Taxes) under the Lease in excess of the amount thereof that would have been payable (or credited) under the Lease if the Amendment Date had occurred on or before the Fourteenth Amendment Extension Commencement Date (the excess portion of all such payments to Landlord, net of all credits to Tenant therefor, in the aggregate is the “Excess Rent Payment”).

    R-5    Except as otherwise defined herein or where the context plainly requires otherwise, all terms and phrases used in this Amendment that are defined in the Lease shall have the same meaning as set forth in the Lease. In the event of any conflict between the Lease and this Amendment, the terms of this Amendment shall control.

COVENANTS

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, covenant and agree to amend the Lease as follows:

    1.    Recitals. The foregoing recitals are incorporated by reference into this Paragraph as if set forth in this Paragraph in full.

    2.    Fourteenth Amendment Expansion Space.

        (a)    Expansion Space A.

(i)    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord an agreed twenty-one thousand five hundred ninety-nine (21,599) rentable square feet in the aggregate, comprised of an agreed (A) four thousand five hundred fifty-five (4,555) rentable square feet located on the second (2nd) floor (“Suite 250”), (B) five thousand three hundred thirty-six (5,336) rentable square feet located on the third (3rd) floor (“Suite 320”), and (C) eleven thousand seven hundred eight (11,708) rentable square feet located on the sixth floor (“Suites 630/650”), all in the locations depicted on the diagram attached hereto as Attachment A (each, a “Suite” and all collectively, the “Expansion Space A”).

(ii)    Possession of each Suite of Expansion Space A will be delivered to Tenant broom clean and free of all occupants with the prior occupants’ furniture, furnishings and equipment removed and otherwise in the as-is condition thereof as of the Amendment Date, subject to (1) improvements performed after the Amendment Date by any occupant of the applicable Suite (“Post-Execution Occupant Improvements”) for which (x) Landlord cannot withhold consent for the applicable Post-Execution Occupant Improvements without breaching the applicable lease and (y) Landlord cannot require the removal of the applicable Post-Execution Occupant Improvements and restoration of the affected area by such occupant upon the expiration or earlier termination of such occupant’s lease, and (2) ordinary wear and tear (the “Delivery Condition”). The date on which each applicable Suite of Expansion Space A is delivered to Tenant in the Delivery Condition shall be the “Delivery Date” therefor. It is hereby acknowledged that Suite 250 and Suite 320 are not occupied as of the Amendment Date, and that Suites 630/650 are occupied as of the Amendment Date pursuant to a lease that is scheduled to expire on September 30, 2025 (subject to the terms of the early termination agreement therefor). Landlord has entered into an early termination agreement with the current tenant of Suites 630/650 providing for the termination of the lease upon the full execution and delivery of this Amendment. Accordingly, it is presently anticipated that possession of Suite 250 and Suite 320 of Expansion Space A will be delivered to Tenant in the Delivery Condition within two (2) business days after the Amendment Date, and it is presently anticipated that possession of Suites 630/650 will be delivered to Tenant in the Delivery Condition within two (2) business days after the date that is the later of (A) the Amendment Date, and (B) the date Suites 630/650 are vacated by the current tenant thereof. If Landlord does not deliver possession of any Suite of the Expansion Space A to Tenant by the anticipated delivery date therefor (whether resulting from failure of any current occupant to vacate and surrender possession of its premises on the expiration or earlier termination date therefor, or any other cause outside of Landlord’s reasonable control), Landlord shall not have any liability whatsoever and neither the Lease nor this Amendment shall be rendered void or voidable as a result thereof, however, the applicable commencement date for each such Suite of Expansion Space A shall not occur until the Delivery Date therefor, in accordance with Paragraph 2(a)(iii) below. Nothing herein contained shall obligate Landlord to make any payment to, or commence any litigation (other than applicable eviction proceedings) against, the occupant of any Suite in order to entice such occupant to physically vacate and surrender possession of the applicable Suite. If the current tenant of Suites 630/650 has not vacated the same within ninety (90) days after the expiration or earlier termination of the lease with respect thereto, then Landlord, at its expense (without prejudice to Landlord’s right to seek reimbursement from the tenant of Suites 630/650 to the extent permitted by the lease with respect thereto or applicable law), shall promptly commence and thereafter diligently pursue eviction proceedings against such tenant.

(iii)    (A)    The commencement date for Suite 250 (the “Suite 250 Commencement Date”) shall occur on the Delivery Date for Suite 250, and the term “Lease Year” solely with respect to Suite 250 shall mean a period of twelve (12) consecutive months commencing on the Suite 250 Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Suite 250 Commencement Date is not first day of a month, then the first Lease Year for Suite 250 also shall include the period from the Suite 250 Commencement Date to the first day of the following month, and the second Lease Year for Suite 250 shall commence on the first day of the month immediately following the first anniversary of the Suite 250 Commencement Date. From and after the Suite 250 Commencement Date, Suite 250 shall be subject to all of the terms and conditions of the Lease (as modified hereby).

                (B)    The commencement date for Suite 320 (the “Suite 320 Commencement Date”) shall occur on the Delivery Date for Suite 320, and the term “Lease Year” solely with respect to Suite 320 shall mean a period of twelve (12) consecutive months commencing on the Suite 320 Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Suite 320 Commencement Date is not first day of a month, then the first Lease Year for Suite 320 also shall include the period from the Suite 320 Commencement Date to the first day of the following month, and the second Lease Year for Suite 320 shall commence on the first day of the month immediately following the first anniversary of the Suite 320 Commencement Date. From and after the Suite 320 Commencement Date, Suite 320 shall be subject to all of the terms and conditions of the Lease (as modified hereby).

                (C)    The commencement date for Suites 630/650 (the “Suites 630/650 Commencement Date”) shall occur on the Delivery Date for Suites 630/650, and the term “Lease Year” solely with respect to Suites 630/650 shall mean a period of twelve (12) consecutive months commencing on the Suites 630/650 Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Suites 630/650 Commencement Date is not first day of a month, then the first Lease Year for Suites 630/650 also shall include the period from the Suites 630/650 Commencement Date to the first day of the following month, and the second Lease Year for Suites 630/650 shall commence on the first day of the month immediately following the first anniversary of the Suites 630/650 Commencement Date. From and after the Suites 630/650 Commencement Date, Suites 630/650 shall be subject to all of the terms and conditions of the Lease (as modified hereby).

        (b)    Expansion Space B.

(i)    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord an agreed thirty-five thousand three hundred four (35,304) rentable square feet in the aggregate, comprised of an agreed (A) eleven thousand eight hundred eleven (11,811) rentable square feet located on the third (3rd) floor (“Suite 300”), and (B) twenty-three thousand four hundred ninety-three (23,493) rentable square feet located on the fourth (4th) floor (“Suite 400”), all in the locations depicted on the diagram attached hereto as Attachment A hereto (each, also a “Suite” and all collectively, the “Expansion Space B”).

(ii)    Possession of each Suite of Expansion Space B will be delivered to Tenant in the Delivery Condition. The date on which each applicable Suite of Expansion Space B is delivered to Tenant in the Delivery Condition following the expiration or earlier termination of the occupancy agreement therefor (irrespective of any occupancy by Tenant of any such space prior thereto by sublease, license or other occupancy agreement between Tenant and the tenant of such space as of the Execution Date) shall be the “Delivery Date” therefor. It is hereby acknowledged that Suite 400 is occupied as of the Amendment Date pursuant to an occupancy agreement that is scheduled to expire on December 31, 2024, and Suite 300 is occupied as of the Amendment Date pursuant to an occupancy agreement that is scheduled to expire on January 31, 2026. Landlord may elect, in its sole and absolute discretion, to negotiate with the current tenant of Suite 300 an early termination agreement, which agreement (if any) shall be on terms satisfactory to Landlord and such current tenant of Suite 300 in each such party’s sole and absolute discretion. Accordingly, it is presently anticipated that possession of each of Suite 300 and Suite 400 of Expansion Space B will be delivered to Tenant in the Delivery Condition within two (2) business days after the later of (A) the date on which the occupancy agreement therefor expires (or is earlier terminated) and (B) the date on which such Suite is vacated by the current occupant thereof; however, possession of Suite 400 shall not be delivered before January 1, 2025, and possession of Suite 300 shall not be delivered before September 1, 2024, in both cases without Tenant’s prior written consent in its sole and absolute discretion. If Landlord does not deliver possession of either Suite of the Expansion Space B to Tenant by the anticipated delivery date therefor (whether resulting from failure of any current occupant to vacate and surrender possession of its premises on the expiration or earlier termination date therefor or any other cause outside of Landlord’s reasonable control), Landlord shall not have any liability whatsoever and neither the Lease nor this Amendment shall be rendered void or voidable as a result thereof, however, the applicable commencement date for each such Suite of Expansion Space B shall not occur until the date that is one hundred twenty (120) days after Delivery Date therefor, in accordance with Paragraph 2(b)(iii) below. Nothing herein contained shall obligate Landlord to make any payment to, or commence any litigation (other than applicable eviction proceedings) against, the occupant of any Suite in order to entice such occupant to physically vacate and surrender possession of the applicable Suite. If the current tenant of any Suite of Expansion Space B has not vacated the same within ninety (90) days after the expiration or earlier termination of the lease with respect thereto, then Landlord, at its expense (without prejudice to Landlord’s right to seek reimbursement from the tenant of such Suite to the extent permitted by the lease with respect thereto or applicable law), shall promptly commence and thereafter diligently pursue eviction proceedings against such tenant.

(iii)    (A)     The commencement date for Suite 400 (the “Suite 400 Commencement Date”) shall occur on the date that is one hundred twenty (120) days after the Delivery Date for Suite 400, and the term “Lease Year” solely with respect to Suite 400 shall mean the Lease Year that is then applicable with respect to the Existing Space commencing on the Suite 400 Commencement Date and continuing thereafter during the remainder of the Fourteenth Amendment Extension Term. For purposes of example only, if the Suite 400 Commencement Date occurs on May 1, 2025, then the first Lease Year for Suite 400 will be a period of less than 12 full months, ending on December 31, 2025 (i.e., the last day of the second Lease Year of the Fourteenth Amendment Extension Term for the Existing Space), and the annual Base Rent for Suite 400 will escalate on January 1, 2026 (and each January 1 thereafter). From and after the Suite 400 Commencement Date, Suite 400 shall be subject to all of the terms and conditions of the Lease (as modified hereby).

                (B)    The commencement date for Suite 300 (the “Suite 300 Commencement Date”) shall occur on the date that is one hundred twenty (120) days after the Delivery Date for Suite 300, and the term “Lease Year” solely with respect to Suite 300 shall mean the Lease Year that is then applicable with respect to the Existing Space commencing on the Suite 300 Commencement Date (in the manner described for purposes of example only in Paragraph 2(b)(iii)(A) above) and continuing thereafter during the remainder of the Fourteenth Amendment Extension Term. From and after the Suite 300 Commencement Date, Suite 300 shall be subject to all of the terms and conditions of the Lease (as modified hereby).

        (c)    Promptly after any or all of the Suite 250 Commencement Date, Suite 320 Commencement Date, Suites 630/650 Commencement Date, Suite 300 Commencement Date and Suite 400 Commencement Date is ascertained, Landlord and Tenant shall execute a certificate confirming the same in the form attached hereto as Attachment D. Any failure of the parties to execute any such declaration will not affect the validity of any applicable commencement date and other matters set forth therein as determined in accordance with this Amendment.

        (d)    (i)    The parties acknowledge that rentable area of the Premises and the Building has been calculated in accordance with the ANSI/BOMA Z65.1-1996 method of measurement (“BOMA”) set forth in Article 2 of the Original Lease. Landlord and Tenant hereby acknowledge and agree that (A) the total number of rentable square feet in the Building is 257,824 rentable square feet, (B) the total number of rentable square feet in the Existing Space is 189,058 rentable square feet, notwithstanding anything to the contrary contained in the Lease, (C) from and after the Delivery Date for Suite 250, the total number of rentable square feet in the Premises will be increased by 4,555 rentable square feet, (D) from and after the Delivery Date for Suite 320, the total number of rentable square feet in the Premises will be increased by 5,336 rentable square feet, (E) from and after the Delivery Date for Suites 630/650, the total number of rentable square feet in the Premises will be increased by 11,708 rentable square feet, (F) from and after the Delivery Date for Suite 300, the total number of rentable square feet in the Premises will be increased by 11,811 rentable square feet, and (G) from and after the Delivery Date for Suite 400, the total number of rentable square feet in the Premises will be increased by 23,493 rentable square feet, for a total rentable area of the Premises equal to 245,961 rentable square feet, constituting the entire rentable area of all office space in the Building, all calculated in accordance with BOMA. All references in the Lease to the “Premises” shall include the additional areas set forth herein from and after the applicable Delivery Date for each Suite.

            (ii)    There shall be no remeasurement of the rentable area constituting the Premises or the Building during the Fourteenth Amendment Extension Term (as defined below). Any remeasurement of the rentable area constituting the Premises or the Building that is to be effective during a Renewal Term (as defined below) must be conducted, and Tenant notified of the results thereof, at least twenty-four (24) months prior to the commencement of the applicable Renewal Term.

    3.    Term; Renewal Options.

        (a)    (i)    Notwithstanding anything to the contrary contained in the Lease (including the June 30, 2026 previously scheduled expiration date of the Term), the Term hereby is extended for the period (“Fourteenth Amendment Extension Term”) commencing on January 1, 2024 (“Fourteenth Amendment Extension Commencement Date”), and ending on March 31, 2034 (“Fourteenth Amendment Extension Expiration Date”) (both dates inclusive), unless extended or earlier terminated in accordance with the terms and conditions of the Lease (as amended hereby).
(ii)     Further notwithstanding anything to the contrary contained in the Lease, from and after the Fourteenth Amendment Extension Commencement Date, the term “Lease Year” with respect to the Existing Space shall mean a period of twelve (12) consecutive months commencing on the Fourteenth Amendment Extension Commencement Date, and each successive twelve (12) month period thereafter (i.e., January 1 through December 31).

        (b)    All renewal and extension options contained in the Lease, including without limitation, the extension option contained in Paragraph 5 of Exhibit F to the Original Lease, hereby are deleted and of no further force and effect. Landlord hereby grants to Tenant the conditional right, exercisable at Tenant’s option, to renew the Term, solely with respect to the entire Premises, for two (2) successive terms of five (5) years each (each, a “Renewal Term”). If exercised, and if the conditions applicable thereto have been satisfied, the first such Renewal Term (the “First Renewal Term”) shall commence immediately following the Fourteenth Amendment Extension Expiration Date, and the second Renewal Term (the “Second Renewal Term”) shall commence immediately following the end of the First Renewal Term. The rights of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

(i)    Tenant shall exercise its right of renewal with respect to the applicable Renewal Term by giving Landlord written notice (the “Renewal Option Notice”) of such election not earlier than twenty-four (24) months or later than eighteen (18) months prior to the expiration of the then-current Term. The parties shall then have thirty (30) days after Landlord’s timely receipt of such notice (the “Negotiation Period”) in which to agree on the annual base rent, escalation factor and additional rent which shall be payable during the applicable Renewal Term. The parties shall attempt in good faith to agree upon an annual base rent payable for the first year of the Renewal Term which would equal one hundred percent (100%) of the applicable fair market rent for renewal transactions taking into account the Market Items (as defined below). The term “Market Items” shall mean, if then applicable, rent abatements, brokerage commissions and construction allowances for standard and above-standard construction; provided, however that consideration shall be given to the savings to Tenant resulting from its remaining in the Premises (e.g., no moving or related costs). Among the factors to be considered by the parties during such negotiations shall be the general office rental market in the office rental market in the Market Area (as defined in the Original Lease) for comparable buildings, and the rents being charged in recent renewals with respect to similar office space in multi-tenanted, multi-story, first-class office buildings comparable to the Building in the Market Area. If during the Negotiation Period the parties agree on such annual base rent, escalation factor and additional rent, then they shall promptly execute an amendment to the Lease stating the terms so agreed upon. If during the Negotiation Period the parties are unable, for any reason whatsoever, to agree on such annual base rent, escalation factor and additional rent payable, then within five (5) business days thereafter, the parties shall each appoint a real estate broker who shall be licensed in the Commonwealth of Virginia and who specializes in the field of commercial office space leasing in the Market Area, has at least ten (10) years of experience and is recognized within the field as being reputable and ethical. Such two individuals shall each determine, within ten (10) days after their appointment, such annual base rent, escalation factor and additional rent. If such individuals do not agree on such items, then the two individuals shall, within five (5) business days, render separate written reports of their determinations and together appoint a third similarly qualified individual. The third individual shall, within ten (10) days after his or her appointment, select either Landlord’s broker’s determination or Tenant’s broker’s determination (this being the third broker’s sole function) as being closest to the applicable fair market annual base rent, escalation factor and additional rent and shall notify the parties of such selection. If Landlord or Tenant fails to timely deliver its determination to such third individual, then the other party’s determination of the annual base rent, escalation factor and additional rent shall be final and conclusive. The third broker’s decision shall be final and conclusive, and binding on Landlord and Tenant. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Upon determination of the annual base rent, escalation factor and additional rent payable pursuant to this Paragraph, the parties shall promptly execute an amendment to the Lease stating the rent and additional terms so determined. Any failure of the parties to execute such amendment will not affect the validity of the applicable renewal or the rent and additional terms with respect thereto as determined in accordance with this Amendment.

(ii)    If any Renewal Option Notice is not given timely, then Tenant’s right of renewal with respect to the applicable Renewal Term shall lapse and be of no further force or effect.

(iii)    If there exists an Event of Default by Tenant under the Lease on the date Tenant sends a Renewal Option Notice or any time thereafter until a Renewal Term is to commence, then, at Landlord’s election, such Renewal Term shall not commence and the Term of the Lease shall expire at the expiration of the then-current Term.

(iv)    If Tenant’s right of renewal with respect to any Renewal Term lapses for any reason, then Tenant’s right of renewal with respect to any subsequent Renewal Term shall similarly lapse and be of no further force or effect.

(v)    Tenant’s rights of renewal under this Paragraph may be exercised only by Tenant or an assignee of the entire Lease that is an Affiliated Entity or a Permitted Successor pursuant to the terms of Section 9.05 of the Original Lease, and may not be exercised by or for the benefit of any other transferee, sublessee or assignee of Tenant.

    4.    Base Rent.

        (a)    Tenant shall pay to Landlord as annual Base Rent for the Existing Space, Expansion Space A and Expansion Space B, the applicable amounts set forth below without set off, deduction or demand (except as otherwise specifically set forth in the Lease, as amended hereby), all of which amounts shall be payable in equal monthly installments in advance and in accordance with the provisions of Article 5 of the Original Lease (except as otherwise provided herein).

            (i)    Commencing on the first day of the Fourteenth Amendment Extension Term and continuing for and with respect to the Fourteenth Amendment Extension Term, in lieu of the Base Rent payable for the Existing Space pursuant to the Lease, Tenant shall pay to Landlord, as annual Base Rent for the Existing Space, an amount equal to the product of (A) $38.99 per rentable square foot of the Existing Space, multiplied by (B) the number of rentable square feet in the Existing Space. Commencing on the first day of the second (2nd) Lease Year for the Existing Space and continuing on the first day of each Lease Year for the Existing Space thereafter during the Fourteenth Amendment Extension Term, the annual Base Rent for the Existing Space shall be increased by an amount equal to 2.5% of the amount of annual Base Rent payable for the Existing Space during the immediately preceding Lease Year therefor (without regard to any abatement or offset applicable thereto).

            (ii)    Commencing on the Suite 250 Commencement Date and continuing for and with respect to the remainder of the Fourteenth Amendment Extension Term, Tenant shall pay to Landlord, as annual Base Rent for Suite 250, an amount equal to the product of (A) $38.99 per rentable square foot of Suite 250, multiplied by (B) the number of rentable square feet in Suite 250. Commencing on the first day of the second (2nd) Lease Year for Suite 250 and continuing on the first day of each Lease Year for Suite 250 thereafter during the remainder of the Fourteenth Amendment Extension Term, the annual Base Rent for Suite 250 shall be increased by 2.5% of the amount of annual Base Rent payable for Suite 250 during the immediately preceding Lease Year therefor (without regard to abatement or offset applicable thereto).

            (iii)    Commencing on the Suite 320 Commencement Date and continuing for and with respect to the remainder of the Fourteenth Amendment Extension Term, Tenant shall pay to Landlord, as annual Base Rent for Suite 320, an amount equal to the product of (A) $38.99 per rentable square foot of Suite 320, multiplied by (B) the number of rentable square feet in Suite 320. Commencing on the first day of the second (2nd) Lease Year for Suite 320 and continuing on the first day of each Lease Year for Suite 320 thereafter during remainder of the Fourteenth Amendment Extension Term, the annual Base Rent for Suite 320 shall be increased by 2.5% of the amount of annual Base Rent payable for Suite 320 during the immediately preceding Lease Year therefor (without regard to any abatement or offset applicable thereto).

            (iv)    Commencing on the Suites 630/650 Commencement Date and continuing for and with respect to the remainder of the Fourteenth Amendment Extension Term, Tenant shall pay to Landlord, as annual Base Rent for Suites 630/650, an amount equal to the product of (A) $38.99 per rentable square foot of Suites 630/650, multiplied by (B) the number of rentable square feet in Suites 630/650. Commencing on the first day of the second (2nd) Lease Year for Suites 630/650 and continuing on the first day of each Lease Year for Suites 630/650 thereafter during the remainder of the Fourteenth Amendment Extension Term, the annual Base Rent for Suites 630/650 shall be increased by 2.5% of the amount of annual Base Rent payable for Suites 630/650 during the immediately preceding Lease Year therefor (without regard to any abatement or offset applicable thereto).

            (v)    Commencing on the Suite 400 Commencement Date and continuing for and with respect to the remainder of the Fourteenth Amendment Extension Term, Tenant shall pay to Landlord, as annual Base Rent for Suite 400, an amount equal to the product of (A) the then-escalated Base Rent per rentable square of the Existing Space that is then payable under the Lease (as amended hereby) on the Suite 400 Commencement Date (without regard to any abatement or offset applicable thereto), multiplied by (B) the number of rentable square feet in Suite 400. Commencing on the first day of each Lease Year for the Existing Space thereafter during the Fourteenth Amendment Extension Term, the annual Base Rent for Suite 400 shall be increased by 2.5% of the amount of annual Base Rent payable for Suite 400 during the immediately preceding Lease Year (or portion thereof) for the Existing Space (without regard to any abatement or offset applicable thereto) (i.e., the Base Rent per rentable square foot of Suite 400 shall be the same amount as the Base Rent per rentable square foot of the Existing Space, and the Base Rent for Suite 400 shall escalate on the same January 1 date as the Base Rent escalates for the Existing Space). For purposes of example only, if the Suite 400 Commencement Date occurs on May 1, 2025, then the first escalation of Base Rent for Suite 400 shall occur eight (8) months thereafter, on January 1, 2026.

            (vi)    Commencing on the Suite 300 Commencement Date and continuing for and with respect to the remainder of the Fourteenth Amendment Extension Term, Tenant shall pay to Landlord, as annual Base Rent for Suite 300, an amount equal to the product of (A) the then-escalated Base Rent per rentable square of the Existing Space that is then payable under the Lease (as amended hereby) on the Suite 300 Commencement Date (without regard to any abatement or offset applicable thereto), multiplied by (B) the number of rentable square feet in Suite 300. Commencing on the first day of each Lease Year for the Existing Space thereafter during the Fourteenth Amendment Extension Term, the annual Base Rent for Suite 300 shall be increased by 2.5% of the amount of annual Base Rent payable for Suite 300 during the immediately preceding Lease Year (or portion thereof) for the Existing Space (without regard to any abatement or offset applicable thereto) (i.e., the Base Rent per rentable square foot of Suite 300 shall be the same amount as the Base Rent per rentable square foot of the Existing Space, and the Base Rent for Suite 300 shall escalate on the same January 1 date as the Base Rent escalates for the Existing Space), calculated in the manner shown for purposes of example only in clause (v) of this Paragraph 4(a).

        (b)    Notwithstanding anything to the contrary contained in Paragraph 4(a) above, provided no Event of Default by Tenant exists under the Lease (as amended), Landlord grants to Tenant an abatement of the Base Rent otherwise payable hereunder in the following amounts and during the following periods set forth in this Paragraph 5(b) below, it being acknowledged and agreed, however, that the Base Rent escalation for each portion of the Premises, as required by Paragraph 4(a) above, shall be based on the full and unabated amount of Base Rent payable therefor under the Lease (as amended hereby):

(i)for the Existing Space, (A) a portion of the Base Rent payable for the Existing Premises in an amount equal to (A) twenty-five percent (25%) of each monthly installment of Base Rent payable for the Existing Premises for the period commencing on January 1, 2024 and ending on October 31, 2025 (both dates inclusive), and (B) one hundred percent (100%) of each monthly installment of Base Rent payable for the Existing Premises for the period commencing on September 1, 2026 and ending on January 31, 2027 (both dates inclusive);

(ii)    for Suite 250, one hundred percent (100%) of each monthly installment of Base Rent payable for Suite 250 for the period commencing on the Suite 250 Commencement Date and ending on the day immediately preceding the fourteenth (14th) monthly anniversary of the Suite 250 Commencement Date, both dates inclusive (it being agreed that if no such monthly anniversary is possible in any month due to the number of calendar days in such month, the applicable monthly anniversary will be deemed to occur on the last day of such month);

(iii)    for Suite 320, one hundred percent (100%) of each monthly installment of Base Rent payable for Suite 320 for the period commencing on the Suite 320 Commencement Date and ending on the day immediately preceding the fourteenth (14th) monthly anniversary of the Suite 320 Commencement Date, both dates inclusive (it being agreed that if no such monthly anniversary is possible in any month due to the number of calendar days in such month, the applicable monthly anniversary will be deemed to occur on the last day of such month);

(iv)    for Suites 630/650, one hundred percent (100%) of each monthly installment of Base Rent payable for Suites 630/650 for the period commencing on the Suites 630/650 Commencement Date and ending on the day immediately preceding the fourteenth (14th) monthly anniversary of the Suites 630/650 Commencement Date, both dates inclusive (it being agreed that if no such monthly anniversary is possible in any month due to the number of calendar days in such month, the applicable monthly anniversary will be deemed to occur on the last day of such month);

(v)    for Suite 400, a portion of the fourteen (14) monthly installments of abatement of Base Rent for Expansion Space A based on the ratio that the number of months remaining in the Fourteenth Amendment Extension Term on the Suite 400 Commencement Date bears to 123 months (i.e., the total number of months in the Fourteenth Amendment Extension Term). For purposes of example only, if the Suite 400 Commencement Date occurs on May 1, 2025 (i.e., with 105 months remaining in the Fourteenth Amendment Extension Term, which is 85.37% of the 123 months in the entire Fourteenth Amendment Extension Term), the abatement of Base Rent for Suite 400 will mean an abatement of one hundred percent (100%) of each monthly installment of Base Rent payable for Suite 400 for a period of 11.95 months (i.e., 14 months x .8537).

(vi)    for Suite 300, a portion of the fourteen (14) monthly installments of abatement of Base Rent for Expansion Space A based on the ratio that the number of months remaining in the Fourteenth Amendment Extension Term on the Suite 300 Commencement Date bears to 123 months (i.e., the total number of months in the Fourteenth Amendment Extension Term), calculated in the manner shown for purposes of example only in clause (v) of this Paragraph 4(b).

(c)    If an Event of Default by Tenant exists under the Lease (as amended) at a time that any such abatement pursuant to Paragraph 4(b) of this Amendment would otherwise be applicable, but neither the Lease (as amended) nor Tenant’s right to possession of the Premises (as modified) is terminated in connection therewith, then such abatement shall not be forfeited, but shall be tolled during the pendency of such Event of Default and shall be reinstated if and when such Event of Default is cured. In addition, if Tenant would be entitled under any other express provision of the Lease to an abatement of Base Rent for any other reason (e.g., a fire or other casualty) at a time that any such abatement pursuant to Paragraph 4(b) would otherwise be applicable, then the abatement contemplated by Paragraph 4(b) shall be tolled during the pendency of such other abatement and shall be reinstated when such other abatement ends so as to provide Tenant with the benefit of the full abatement provided pursuant to Paragraph 4(b).

(d)    Landlord shall return the Excess Rent Payment to Tenant within thirty (30) days after the Amendment Date. If Landlord fails timely to do so, then Tenant shall have the same rights and remedies with respect to the Excess Rent Payment as would be applicable to any Overdue Allowance (as hereinafter defined), on the terms and subject to the conditions set forth in Section 4(f) of Attachment B, mutatis mutandis.

    5.    Expenses and Taxes.

        (a)    Tenant shall continue to pay to Landlord during the Fourteenth Amendment Extension Term Tenant’s Pro Rata Share of each of the Expense Excess and the Tax Excess (as each such term is defined in Section 5.02.A of the Original Lease), without set off, deduction or demand (except as otherwise specifically set forth in the Lease, as amended hereby), as more particularly set forth below and otherwise in accordance with the provisions of Article 5 of the Original Lease.

            (i)    For and with respect to the Existing Space, commencing on the first anniversary of the Fourteenth Amendment Extension Commencement Date and continuing during the Fourteenth Amendment Extension Term, Tenant shall pay to Landlord Tenant’s Pro Rata Share of the Expense Excess and the Tax Excess, except that (A) the “Base Year” shall be deemed to mean calendar year 2024 for purposes of the Fourteenth Amendment Extension Term (and accordingly, Tenant shall not be required to pay any increases in Expenses or Taxes for the Existing Space for the period commencing on the Fourteenth Amendment Extension Commencement Date and ending on the day before the first anniversary thereof, both dates inclusive), (B) Tenant’s “Pro Rata Share” for the Existing Space shall be deemed to mean 73.33% for the Fourteenth Amendment Extension Term (based on 257,824 rentable square feet in the Building and 189,058 rentable square feet in the Existing Space), and (C) the Controllable Expenses Cap shall be reset for the Existing Space to commence with calendar year 2025 and accordingly, (I) the first Controllable Expenses Cap for the Existing Space shall be the actual amount of Controllable Expenses for calendar year 2024 multiplied by one hundred five percent (105%) (and the Controllable Expenses Cap for the Existing Space for each calendar year thereafter shall be calculated by multiplying the actual amount of Controllable Expenses for the prior calendar year or, if less, the Controllable Expenses Cap for the Existing Space for the prior calendar year, by 105%), and (II) all references in the Lease to the Controllable Expenses Cap with respect to the Existing Space shall be deemed to mean the Controllable Expenses Cap as modified hereby.

            (ii)    For and with respect to Suite 250, commencing on the first anniversary of the Suite 250 Commencement Date and continuing during the remainder of the Fourteenth Amendment Extension Term, Tenant shall pay to Landlord Tenant’s Pro Rata Share of the Expense Excess and the Tax Excess, except that, (A) the “Base Year” shall be deemed to mean calendar year 2024 for purposes of the Fourteenth Amendment Extension Term (and accordingly, Tenant shall not be required to pay any increases in Expenses or Taxes for Suite 250 for the period commencing on January 1, 2024 and ending on the day before the first anniversary of the Suite 250 Commencement Date, both dates inclusive), (B) Tenant’s “Pro Rata Share” for Suite 250 shall be deemed to mean 1.77% for the Fourteenth Amendment Extension Term (based on 257,824 rentable square feet in the Building and 4,555 rentable square feet in Suite 250), and (C) the Controllable Expenses Cap shall be reset for Suite 250 to commence with calendar year 2025 and accordingly, (I) the first Controllable Expenses Cap for Suite 250 shall be the actual amount of Controllable Expenses for calendar year 2024 multiplied by one hundred five percent (105%) (and the Controllable Expenses Cap for Suite 250 for each calendar year thereafter shall be calculated by multiplying the actual amount of Controllable Expenses for the prior calendar year or, if less, the Controllable Expenses Cap for Suite 250 for the prior calendar year, by 105%), and (II) all references in the Lease to the Controllable Expenses Cap with respect to Suite 250 shall be deemed to mean the Controllable Expenses Cap as modified hereby.

            (iii)    For and with respect to Suite 320, commencing on the first anniversary of the Suite 320 Commencement Date and continuing during the remainder of the Fourteenth Amendment Extension Term, Tenant shall pay to Landlord Tenant’s Pro Rata Share of the Expense Excess and the Tax Excess, except that, (A) the “Base Year” shall be deemed to mean calendar year 2024 for purposes of the Fourteenth Amendment Extension Term (and accordingly, Tenant shall not be required to pay any increases in Expenses or Taxes for Suite 320 for the period commencing on January 1, 2024 and ending on the day before the first anniversary of the Suite 320 Commencement Date, both dates inclusive), (B) Tenant’s “Pro Rata Share” for Suite 320 shall be deemed to mean 2.07% for the Fourteenth Amendment Extension Term (based on 257,824 rentable square feet in the Building and 5,336 rentable square feet in Suite 320), and (C) the Controllable Expenses Cap shall be reset for Suite 320 to commence with calendar year 2025 and accordingly, (I) the first Controllable Expenses Cap for Suite 320 shall be the actual amount of Controllable Expenses for calendar year 2024 multiplied by one hundred five percent (105%) (and the Controllable Expenses Cap for Suite 320 for each calendar year thereafter shall be calculated by multiplying the actual amount of Controllable Expenses for the prior calendar year or, if less, the Controllable Expenses Cap for Suite 320 for the prior calendar year, by 105%), and (II) all references in the Lease to the Controllable Expenses Cap with respect to Suite 320 shall be deemed to mean the Controllable Expenses Cap as modified hereby.

            (iv)    For and with respect to Suites 630/650, commencing on the first anniversary of the Suites 630/650 Commencement Date and continuing during the remainder of the Fourteenth Amendment Extension Term, Tenant shall pay to Landlord Tenant’s Pro Rata Share of the Expense Excess and the Tax Excess, except that, (A) the “Base Year” shall be deemed to mean calendar year 2024 for purposes of the Fourteenth Amendment Extension Term (and accordingly, Tenant shall not be required to pay any increases in Expenses or Taxes for Suites 630/650 for the period commencing on January 1, 2024 and ending on the day before the first anniversary of the Suites 630/650 Commencement Date, both dates inclusive), (B) Tenant’s “Pro Rata Share” for Suites 630/650 shall be deemed to mean 4.54% for the Fourteenth Amendment Extension Term (based on 257,824 rentable square feet in the Building and 11,708 rentable square feet in Suites 630/650), and (C) the Controllable Expenses Cap shall be reset for Suites 630/650 to commence with calendar year 2025 and accordingly, (I) the first Controllable Expenses Cap for Suites 630/650 shall be the actual amount of Controllable Expenses for calendar year 2024 multiplied by one hundred five percent (105%) (and the Controllable Expenses Cap for Suite 630/650 for each calendar year thereafter shall be calculated by multiplying the actual amount of Controllable Expenses for the prior calendar year or, if less, the Controllable Expenses Cap for Suites 630/650 for the prior calendar year, by 105%), and (II) all references in the Lease to the Controllable Expenses Cap with respect to Suites 630/650 shall be deemed to mean the Controllable Expenses Cap as modified hereby.

            (v)    For and with respect to Suite 400, commencing on the first anniversary of the Suite 400 Commencement Date and continuing during the remainder of the Fourteenth Amendment Extension Term, Tenant shall pay to Landlord Tenant’s Pro Rata Share of the Expense Excess and the Tax Excess, except that, (A) the “Base Year” shall be deemed to mean calendar year 2025 for purposes of the Fourteenth Amendment Extension Term (and accordingly, Tenant shall not be required to pay any increases in Expenses or Taxes for Suite 400 for the period commencing on January 1, 2025 and ending on the day before the first anniversary of the Suite 400 Commencement Date, both dates inclusive), (B) Tenant’s “Pro Rata Share” for Suite 400 shall be deemed to mean 9.11% for the Fourteenth Amendment Extension Term (based on 257,824 rentable square feet in the Building and 23,493 rentable square feet in Suite 400), and (C) the Controllable Expenses Cap shall be reset for Suite 400 to commence with calendar year 2026 and accordingly, (I) the first Controllable Expenses Cap for Suite 400 shall be the actual amount of Controllable Expenses for calendar year 2025 multiplied by one hundred five percent (105%) (and the Controllable Expenses Cap for Suite 400 for each calendar year thereafter shall be calculated by multiplying the actual amount of Controllable Expenses for the prior calendar year or, if less, the Controllable Expenses Cap for Suite 400 for the prior calendar year, by 105%), and (II) all references in the Lease to the Controllable Expenses Cap with respect to Suite 400 shall be deemed to mean the Controllable Expenses Cap as modified hereby.

            (vi)    For and with respect to Suite 300, commencing on the first anniversary of the Suite 300 Commencement Date and continuing during the remainder of the Fourteenth Amendment Extension Term, Tenant shall pay to Landlord Tenant’s Pro Rata Share of the Expense Excess and the Tax Excess, except that, (A) the “Base Year” shall be deemed to mean calendar year 2025 (if the Suite 300 Commencement Date occurs on or before June 30, 2025) or calendar year 2026 (if the Suite 300 Commencement Date occurs on or after July 1, 2025) for purposes of the Fourteenth Amendment Extension Term (and accordingly, Tenant shall not be required to pay any increases in Expenses or Taxes for Suite 300 for the period commencing on January 1, 2025 (if the Base Year is calendar year 2025) or January 1, 2026 (if the Base Year is calendar year 2026) and ending on the day before the first anniversary of the Suite 300 Commencement Date, both dates inclusive), (B) Tenant’s “Pro Rata Share” for Suite 300 shall be deemed to mean 4.58% for the Fourteenth Amendment Extension Term (based on 257,824 rentable square feet in the Building and 11,811 rentable square feet in Suite 300), and (C) the Controllable Expenses Cap shall be reset for Suite 300 to commence with calendar year 2026 (if the Suite 300 Commencement Date occurs on or before June 30, 2025) or calendar year 2027 (if the Suite 300 Commencement Date occurs on or after July 1, 2025) and accordingly, (I) the first Controllable Expenses Cap for Suite 300 shall be the actual amount of Controllable Expenses for calendar year 2025 (if the Base Year is calendar year 2025) or calendar year 2026 (if the Base Year is calendar year 2026) multiplied by one hundred five percent (105%) (and the Controllable Expenses Cap for Suite 300 for each calendar year thereafter shall be calculated by multiplying the actual amount of Controllable Expenses for the prior calendar year or, if less, the Controllable Expenses Cap for Suite 300 for the prior calendar year, by 105%), and (II) all references in the Lease to the Controllable Expenses Cap with respect to Suite 300 shall be deemed to mean the Controllable Expenses Cap as modified hereby.

(b)    Effective from and after the Fourteenth Amendment Extension Commencement Date, (i) the phrase “, the Fourteenth Amendment Extension Term and, if exercised in accordance with the applicable provisions of the Lease (as amended hereby), the First Renewal Term and the Second Renewal Term” shall be inserted following the phrase “initial Lease Term” in clause (b) of Section 5.03.A of the Original Lease, and (ii) during each Base Year with respect to the Fourteenth Amendment Extension Term and, if exercised in accordance with the applicable provisions of the Lease (as amended hereby), the First Renewal Term and the Second Renewal Term, the management fees included in Expenses shall not be less than three percent (3%) of the gross revenue of the Building without giving effect to any abatement.

(c)    Effective from and after the Fourteenth Amendment Extension Commencement Date, the second and third sentences of Section 5.03.D of the Original Lease shall be deleted and replaced with the following language:

The “Controllable Expenses Cap” for each calendar year shall be calculated by multiplying the actual amount of Controllable Expenses for the prior calendar year (or, if less, the Controllable Expenses Cap for the prior calendar year) times one hundred five percent (105%).

(d)    Any shortfall existing under the third sentence of Section 5.03.D of the Original Lease as of the day before the Fourteenth Amendment Extension Commencement Date shall be waived and shall not be carried forward.

(e)    Notwithstanding anything to the contrary contained in the Lease (as modified hereby), in the event that Tenant requests that Landlord (i) provide any additional items or services for the Building that are not provided as of the Amendment Date and (ii) pass through the costs of such additional items or services in Expenses, and Landlord so agrees (no such obligation to be implied hereby), the costs incurred for such additional items or services shall be deemed not to constitute Controllable Expenses unless otherwise agreed in writing by Landlord and Tenant.

    6.    Storage Space.

        (a)    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord (i) those certain storage areas located on the lower level of the Building in the area labelled “Expansion Storage Space” on Attachment E hereto, expressly excluding the area therein labelled “Telco” on Attachment E (the “Expansion Storage Space”), and (ii) those two (2) certain storage areas located on the lower level of the Building in the areas labelled “Post Single Tenant Date Storage” on Attachment E hereto (the “Post Single Tenant Date Storage”), in the respective as-is condition thereof on the date Tenant is first permitted to access the same. In addition thereto, the Occupancy License hereby is deemed to be terminated effective as of the day immediately preceding the Amendment Date, and from and after the Amendment Date, the storage areas that were licensed pursuant to the Occupancy License (i.e., storage areas B108 and

B111) hereby are deemed to be leased pursuant to the Lease (as amended hereby) as part of the Existing Storage Space, in the as-is condition thereof as of the Amendment Date, for a Term that is coterminous with remainder of the Existing Storage and on all terms and conditions of the Lease (as amended hereby) that are applicable with respect thereto. The Expansion Storage Space and the Post Single Tenant Date Storage, together with the Existing Storage Space leased by Tenant as of the Amendment Date (which Existing Storage Space, totaling approximately 2,247 square feet in the aggregate, is located on the lower level of the Building in the areas labelled “Existing Storage Space” on Attachment E hereto), comprises all of the storage space for tenants located in the Building as of the Amendment Date. The Term with respect to the Expansion Storage Space shall commence on the Amendment Date (and Tenant shall be permitted access to the Expansion Storage Space from and after such date), and shall continue for the remainder of the Fourteenth Amendment Extension Term (and any extension thereof in accordance with the terms of the Lease, as amended hereby). The Term with respect to the Post Single Tenant Date Storage shall commence on the Post-Single Tenant Date (and Tenant shall be permitted access to the Post Single Tenant Date Storage from and after such date), and shall continue for the remainder of the Fourth Amendment Extension Term (and any extension thereof in accordance with the terms of the Lease, as amended hereby).

        (b)    From and after (i) the Amendment Date, all of the terms and conditions of the Lease (as amended hereby) that are applicable to the Existing Storage Space (including without limitation, Paragraph 8 of Exhibit F to the Original Lease) shall be applicable with respect to the Expansion Storage Space, and all references in the Lease to the “Storage Space” shall be deemed to mean the Expansion Storage Space and the Existing Storage Space, and (ii) the Single-Tenant Date, all of the terms and conditions of the Lease (as amended hereby) that are applicable to the Existing Storage Space (including without limitation, Paragraph 8 of Exhibit F to the Original Lease) shall be applicable with respect to the Post Single Tenant Date Storage, and all references in the Lease to the “Storage Space” shall be deemed to mean the Expansion Storage Space, the Post Single Tenant Date Storage and the Existing Storage Space; provided, however, that Tenant shall not be required to pay any Storage Space Rent or Additional Storage Space Rent (or any Occupancy Charge) for the Expansion Storage Space, the Post Single Tenant Date Storage or the Existing Storage Space.

        (c)    Tenant hereby expressly acknowledges and agrees that (i) the area labelled “Telco” on Attachment E (the “Telco Room”), although located with the boundaries of the Expansion Storage Space, is not part of the Expansion Storage Space and Tenant shall have no right to use or access the Telco Room, and (ii) Landlord shall have the right, at any time and from time to time, to access the Expansion Storage Space in order to access and use the Telco Room in connection with the operation of the Building. Tenant hereby grants to Landlord the right to access the Expansion Storage Space at such times as Landlord desires to access and use the Telco Room (without any prior notice to or consent by Tenant), and Tenant agrees to provide Landlord with all keys necessary for Landlord to so access the Expansion Storage Space for such purpose.

    7.    Condition; Restoration.

(a)    Tenant (i) shall accept and continue to occupy the Existing Space and the Existing Storage Space each in its “as is” condition as of the Fourteenth Amendment Extension Commencement Date, (ii) shall accept each Suite of Expansion Space A and Expansion Space B in the applicable Delivery Condition and on the applicable Delivery Date therefor, (iii) shall accept the Expansion Storage Space in the as-is condition thereof as of the Amendment Date, and (iv) shall accept the Post Single Tenant Date Storage in the as-is condition thereof as of the Single-Tenant Date. Any improvements desired by Tenant and approved by Landlord shall be performed in accordance with Attachment B hereto. Except as otherwise expressly set forth in this Amendment, and except with respect to Landlord’s on-going repair, maintenance and legal compliance obligations expressly provided in the Lease, Landlord is under no obligation to make any alterations, decorations, additions or improvements in or to the Premises or any other part of the Building, or to provide any allowance therefor, in connection with the extension of the Term for the Fourteenth Amendment Extension Term, on account of the expansion of the Existing Space to include the Expansion Space A and the Expansion Space B, or on account of the expansion of the Existing Storage Space to include the Expansion Storage Space and the Post Single Tenant Date Storage.

(b)    Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to remove upon the expiration or earlier termination of the Term (i) any improvements, including without limitation, any Cable (as defined in 11.01 of the Original Lease), installed in the Existing Space or the Existing Storage Space as of the Amendment Date, however, all Tenant obligations under the Lease for removal and restoration of Required Removables (as defined in the Original Lease) located outside of the Existing Space (including without limitation, any exterior Building signs, Rooftop Equipment and Generator and Generator Support Area) shall remain in full force and effect, (ii) any improvements performed by or on behalf of Tenant from and after the Amendment Date that (A) the Lease (as amended hereby) does not expressly require Tenant to remove and/or (B) do not constitute Required Removables for which Landlord gave notice to Tenant in writing at the time of approval of the plans and specifications therefor that such improvements would have to be removed upon the expiration or earlier termination of the Term; provided, however, that to the extent any of the improvements described in Paragraph 3(b) of Attachment B other than (I) turnstiles and other access control measures and (II) signage constitute Required Removables, Landlord shall not require their removal (it being hereby acknowledged that Landlord shall be entitled to require removal for the improvements described in Paragraph 3(b) of Attachment B comprised of turnstiles and other access control measures and signage), and (iii) any Cable installed from and after the Amendment Date.

    8.    Signs.

(a)    All of the terms and conditions of the Lease with respect to Tenant’s signage rights and obligations shall remain unchanged and in full force and effect with respect to the Fourteenth Amendment Extension Term except as otherwise expressly set forth in this

Paragraph 8. In addition thereto, Tenant shall have the following additional signage rights commencing on the Amendment Date:

(i)    Tenant shall have the right, at Tenant’s sole cost and expense (subject to the Signage Allowance), to install signage identifying Tenant (and/or any subtenant that is consistent with the Class A nature of the Building and that is approved by Landlord or for which no Landlord approval is required pursuant to the Lease, as applicable, an “Approved Subtenant”) on each floor of the Building on which Tenant leases the entire rentable area, provided that no such signage that is readily visible from the exterior of the Building shall be installed without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed provided the same is professionally prepared and consistent with the signage standards applicable to other Class A office buildings comparable to the Building in the Market Area. Notwithstanding the foregoing, solely with respect to signage installed on the interior of the Building pursuant to this Paragraph 8(a)(i), an “Approved Subtenant” shall be deemed to mean, from and after the Single-Tenant Date (as hereinafter defined), any subtenant permitted pursuant to the Lease (as amended hereby).

(ii)    Tenant shall have the right, at Tenant’s sole cost and expense (subject to the Signage Allowance), to install signage identifying Tenant (and/or any Approved Subtenant) in the main Building lobby, upon Tenant’s request and Landlord’s review and approval of all components thereof, which consent shall not be unreasonably withheld, conditioned or delayed provided the same is professionally prepared and consistent with the signage standards applicable to other Class A office buildings comparable to the Building in the Market Area (taking into account any remaining multi-office-tenant occupancy of the Building, if applicable, but disregarding any non-office occupancy), provided the same is permitted pursuant to all applicable Laws and, following the Single-Tenant Date, so long as Tenant is leasing the entire rentable area of all office space in the Building.

(iii)    Solely if and to the extent there remains unused signage density from time to time during the Term of the Lease that is specifically allocated to the Building for signage on the exterior of the Building (excluding unused signage density created after the Amendment Date by virtue of the Surface Parking Redevelopment, as hereinafter defined), so long as Tenant is leasing the entire rentable area of all office space in the Building, Tenant shall have the right, at Tenant’s sole cost and expense (subject to the Signage Allowance), to install additional signage on the exterior of the Building identifying Tenant (and/or any Approved Subtenant) solely to the extent of such unused Building signage density, if any, taking into account the existing Top of Building Signs and First Floor Sign to which Tenant is entitled pursuant to the terms of the Lease, in accordance with the terms hereof. It is hereby acknowledged and agreed that any square footage limitations set forth in the Lease with respect to the existing Top of Building Signs and First Floor Sign shall not be applied to limit any unused signage density to which Tenant otherwise may be entitled from time to time pursuant to this Paragraph 8(a)(iii). Upon Tenant’s request for such additional signage on the exterior of the Building and Landlord’s review and approval of all components thereof (which approval shall not be unreasonably withheld, conditioned or delayed provided the same is professionally prepared and consistent with the signage standards applicable to other Class A office buildings comparable to the Building in the Market Area), provided the same is permitted pursuant to all applicable Laws, Tenant shall have the right to install such additional signage on the exterior of the Building, subject to and in accordance with all terms and conditions of the Lease applicable with respect to exterior Building signage, except as otherwise expressly set forth in this Paragraph 8(a)(iii). Accordingly, no other Building tenant shall be granted any exterior Building signage rights from and after the date of this Amendment to the extent that Tenant is entitled to the same pursuant to the terms of this Paragraph 8(a)(iii), other than any Building retail tenant (excluding any Building retail tenant operating a Deli, as defined below, in its premises) leasing any ground floor space in the Building (including without limitation, any future ground floor retail tenant that does not operate a Deli in its premises if Tenant surrenders any ground floor space in the Building, no such right to be implied hereby).

(iv)    Tenant shall have the right, at Tenant’s sole cost and expense (subject to the Signage Allowance), either to have the exclusive use of the Building monument sign existing as of the Amendment Date, or to install a new monument sign to replace the existing monument sign, in either case for the sole purpose of identifying Tenant (and/or any Approved Subtenant), upon Tenant’s request, which request shall be provided to Landlord in writing at least sixty (60) days prior to the date on which Tenant desires to pursue any governmental or quasi-governmental permits or approvals required in connection with a desired increase in the size or location of the monument sign, and Landlord’s review and approval of all components thereof (including without limitation, the size and location thereof), which approval shall not be unreasonably withheld, conditioned or delayed provided the same is professionally prepared and consistent with the signage standards applicable to other Class A office buildings comparable to the Building in the Market Area, provided the same is permitted pursuant to all applicable Laws, and subject to and in accordance with the terms and conditions of Paragraph 9.B of Exhibit F to the Original Lease (except as otherwise expressly set forth in this Paragraph 8(a)(iv)).

(b)    The following provisions of Exhibit F to the Original Lease are hereby deleted:
(i)    Clauses (a) through (d), inclusive, of the first sentence of Section 9(A)(i);

(i)The second sentence of Section 9(A)(i);

(ii)Clauses (a) and (b) of Section 9(A)(ii);

(iii)Any references in Section 9(A)(iii) to provisions deleted by other provisions of this subsection (b);

(iv)The last two sentences of Section 9(A)(iii); and

(v)The first and last sentences of Section 9(B).

(c)    Clauses (b) and (c) of the second sentence of Paragraph 8 of the Third Amendment are hereby deleted. The third through fifth sentences (inclusive) of Paragraph 8 of the Third Amendment are hereby deleted.

(d)    Notwithstanding anything to the contrary contained in the Lease, except to the extent required by applicable Laws (and, prior to February 1, 2026, subject to the rights existing as of the Amendment Date of other office tenants of the Building), (i) Tenant shall have the exclusive right to signage on the Building, and no other person or entity shall have any right to signage on the Building, other than any Building retail tenant (excluding any Building retail tenant operating a Deli in its premises) leasing any ground floor space in the Building (including without limitation, any future ground floor retail tenant that does not operate a Deli in its premises if Tenant surrenders any ground floor space in the Building, no such right to be implied hereby), (ii) Landlord shall not install (or permit any tenant to install) signage identifying any specific tenant in the Designated Surface Parking Area, (iii) Landlord shall not install (or permit any tenant to install) signage identifying any specific tenant in a SPRA Portion (as hereinafter defined) prior to the date on which Landlord first exercises its rights under Paragraph 9(b)(ii) below by activation of, or mobilization or other commencement of the Surface Parking Redevelopment on, such SPRA Portion (as applicable, the “Surface Parking Redevelopment Commencement”), and (iii) Landlord shall not install (or permit any tenant to install) signage identifying any specific tenant on the North exterior facade of the Garage. Each of the following shall constitute an “SPRA Portion”: (1) the portion of the Surface Parking Redevelopment Area that is shown with cross-hatching on Attachment C-3 hereto and (2) the portion of the Surface Parking Redevelopment Area that is shown without cross-hatching on Attachment C-3 hereto.

(e)    Notwithstanding anything to the contrary contained in the Lease, all references in the Lease to Tenant’s signage rights being conditioned on there existing no Default by Tenant under the Lease hereby are deemed to mean no existing monetary or material non-monetary Default by Tenant under the Lease.

    9.    Parking.

(a)    (i)    Landlord and Tenant hereby acknowledge and agree that, as of the Amendment Date (prior to any change pursuant to this Paragraph 9), Tenant is entitled to the reserved parking spaces in the Garage in the aggregate number and locations that are shown on Attachment C-1 attached hereto. Notwithstanding anything to the contrary contained in the Lease, commencing on the Amendment Date, in lieu of the parking spaces shown on Attachment C-1, Tenant shall be entitled to the reserved parking spaces in the Garage in the number and locations that are shown on Attachment C-2 hereto.

(ii)    In addition to the reserved parking spaces in the Garage to which Tenant is entitled pursuant to Paragraph 9(a)(i) above, upon the Suite 250 Commencement Date, the number of unreserved Parking Permits to which Tenant is entitled shall be increased by 15, upon the Suite 320 Commencement Date, the number of unreserved Parking Permits to which Tenant is entitled shall be increased by 16, upon the Suites 630/650 Commencement Date, the number of unreserved Parking Permits to which Tenant is entitled shall be increased by 35, upon the Suite 300 Commencement Date, the number of unreserved Parking Permits to which Tenant is entitled shall be increased by 38, and upon the Suite 400 Commencement Date, the number of unreserved Parking Permits to which is entitled shall be increased by 76, all of which Parking Permits shall be subject to and leased by Tenant in accordance with the terms and conditions of the Lease (as amended hereby); provided, however, that if and to the extent any such Parking Permits comprise supplemental Parking Permits to which Tenant already has rights under the Lease, the new Parking Permit rights on account of the expansion of the Premises pursuant to this Amendment shall be deemed to be one and the same as the existing supplemental Parking Permits to which Tenant has the right under the Lease. Upon the occurrence of all of the Suite 250 Commencement Date, the Suite 320 Commencement Date, the Suites 630/650 Commencement Date, the Suite 300 Commencement Date and the Suite 400 Commencement Date, Tenant will be entitled to a total of forty-seven percent (47%) of all parking permits for the Garage, inclusive of the Parking Permits for the reserved spaces in the Garage to which Tenant is entitled pursuant to Paragraph 9(a)(i) above, which Parking Permits for the Garage together with the Parking Permits for the Designated Surface Parking Spaces to which Tenant is entitled pursuant to Paragraph 9(b)(i) below, total 827 Parking Permits in the aggregate.

(b)    (i)    The parking rights for the surface parking lot serving the Building to which Tenant is entitled pursuant to Paragraph 1 of the Seventh Amendment shall remain in full force and effect for the period commencing on the Amendment Date and continuing through June 30, 2026 (both dates inclusive). Commencing on July 1, 2026, Tenant shall have the exclusive right to park in the Designated Surface Parking Area outlined in red and shown on Attachment C-3 hereto, which area contains a total of 99 parking spaces (the “Designated Surface Parking Spaces”) solely during the hours of 6:00 a.m. to 6:00 p.m. on Monday through Friday (the “Designated Surface Parking Hours”). Any signage, access restrictions and the like restricting access to such Designated Surface Parking Spaces shall clearly be limited to the Designated Surface Parking Hours. Such Designated Surface Parking Spaces shall remain subject to Landlord’s commercially reasonable rules and regulations, as the same may reasonably be modified from time to time, of which Tenant is provided with reasonable prior notice. Landlord and Tenant shall work together in good faith to address any issues arising from time to time with respect to the restricted access for such Designated Surface Parking Spaces. If and to the extent that, during the Fourteenth Amendment Extension Term, the tenants under those certain leases between Landlord’s affiliates, as landlord, and Booz Allen Hamilton Inc., as tenant, for 8283 and 8285 Greensboro Drive, no longer have rights (the “BAH Parking Rights”) to park in the portion of the Surface Parking Redevelopment Area that is shown with cross-hatching on Attachment C-3 hereto (the “BAH Parking Area”), then solely during the period, if any, commencing on the date immediately following the last day on which the BAH Parking Rights exist and ending on the day immediately preceding the Surface Parking Redevelopment Commencement with respect thereto (of which Landlord shall provide Tenant with reasonable prior written notice) (the “Interim Parking Period”), Tenant shall have the exclusive right to park in the BAH Parking Area solely during the Designated Surface Parking Hours (the

“Interim Parking Rights”). All of the terms and conditions of the Lease (as amended hereby) with respect to Tenant’s right to park in the Designated Surface Parking Spaces will be applicable to the Interim Parking Rights, except that (A) such right shall be applicable solely for the Interim Parking Period, and (B) the Monthly Permit Fee payable by Tenant to Landlord for such Interim Parking Rights during the Interim Parking Period shall be an amount equal to $3,400.00 per month, which Monthly Permit Fee for the Interim Parking Rights shall be increased every twelve (12) months (or portion thereof) thereafter during the Interim Parking Period by an amount equal to 2% of the amount of the Monthly Parking Fee payable for the Interim Parking Rights for the immediately preceding twelve (12)-month period.
(ii)    Notwithstanding anything to the contrary contained in the Lease (as amended hereby), Landlord shall not have the right to relocate the Designated Surface Parking Spaces at any time during the Fourteenth Amendment Extension Term. Landlord hereby agrees that it will discuss with Tenant any plans that Landlord undertakes to modify the use of the area outlined in blue and shown on Attachment C-3 hereto (such area, the “Surface Parking Redevelopment Area,” and any such modification, the “Surface Parking Redevelopment”), and Landlord will consider in good faith any commercially reasonable input that Tenant timely provides with respect to any such Surface Parking Redevelopment; however, during the Fourteenth Amendment Extension Term, (1) any development and/or modification of the Surface Parking Redevelopment Area shall not include any buildings in the Surface Parking Redevelopment Area in excess of two (2) stories and approximately forty-five feet (45’) in height and shall be commensurate (in design, construction, use and operation) with comparable Class A mixed-use developments in the Tysons submarket of Fairfax County, Virginia, (2) any signage located on the Surface Parking Redevelopment Area shall solely relate to the Surface Parking Redevelopment and shall not reduce the signage specifically allocated to the Building or expressly allocated to Tenant pursuant to the Lease (as amended hereby), (3) the Surface Parking Redevelopment shall not impede the loading, parking and/or pedestrian and vehicular access to the Building and/or the Garage from that existing as of the Amendment Date without alternate commercially reasonable loading, parking and/or pedestrian and/or vehicular access (as applicable) being provided on an uninterrupted basis at no cost to Tenant, and (4) any trash and/or loading area contained in the Surface Parking Redevelopment Area shall be reasonably screened if and to the extent it is readily visible from the Building and adversely impacts the view therefrom.

(c)    Notwithstanding anything to the contrary contained in the Lease (as amended hereby), (i)    Tenant shall continue to pay, as additional rent, for all Parking Permits to which Tenant is entitled under the Lease (as amended hereby) through June 30, 2026, in an amount equal to $14,720.00 per month (the “Monthly Permit Fee”), (ii) commencing on July 1, 2026, the amount of the Monthly Permit Fee payable by Tenant under the Lease (as amended hereby) shall be increased to an amount equal to $40,000.00 per month, and (iii) commencing on July 1, 2027, and continuing on July 1 of each year thereafter during the Fourteenth Amendment Extension Term, the Monthly Permit Fee shall be increased by an amount equal to 2% of the amount of the Monthly Permit Fee payable for the immediately preceding twelve (12)-month period (without regard to any abatement or offset applicable thereto).

    10.    Building Access.

(a)    Tenant, at Tenant’s sole cost and expense, shall have the right to station a lobby attendant at the existing reception desk in the Building lobby (and any replacement reception desk installed therein by Tenant in accordance with the Lease, as amended hereby, whether before or after the Single-Tenant Date) in order to greet, check-in and assist Tenant’s invitees and other guests to the Premises and to have appropriate identification signage at such desk which is mutually acceptable to Landlord and Tenant (Landlord’s acceptance shall not be unreasonably withheld, conditioned or delayed provided such identification signage is professionally prepared and consistent with the signage standards applicable to other Class A office buildings comparable to the Building in the Market Area, taking into account any remaining multi-office-tenant occupancy of the Building, if applicable, but disregarding any non-office occupancy). Such lobby attendant shall either be (i) an employee of Tenant or (ii) a professional lobby attendant provided by a reputable, licensed and insured contractor with experience providing comparable services in buildings comparable to the Building in the Market Area and otherwise reasonably approved by Landlord. Such lobby attendant shall not carry a weapon or otherwise be armed at any time. Tenant shall cause such lobby attendant not to interfere with Landlord’s reception (if any) and other Building operations, nor to impede any party’s access rights to other Building premises or to the Building cafe, and to comply with such commercially reasonable rules and regulations as Landlord shall adopt from time to time. For all purposes of the Lease (as amended hereby), Tenant’s lobby attendant shall be deemed to be an agent of Tenant and all acts and omissions of Tenant’s lobby attendant shall be deemed to be the acts and omissions of Tenant.

(b)    Solely if permitted pursuant to applicable Laws in effect from time to time and the covenants, conditions and restrictions governing the Building or the Land in effect from time to time (Landlord hereby agreeing that unless required by applicable Laws, after the Amendment Date Landlord shall not voluntarily enter into any covenants, conditions or restrictions governing the Building or the Land that would adversely affect Tenant’s express rights under this Paragraph 10(b)), Tenant shall have the right, at Tenant’s sole cost and expense, to engage an armed security contractor to be stationed solely in the interior of the Premises at all times prior to the Single-Tenant Date and solely in the interior of the Building from and after the Single-Tenant Date, and expressly not to access, roam or loiter in any portion of the Building outside of the interior of the Premises prior to the Single-Tenant Date, and expressly not to access, roam or loiter on any portion of the Garage or any other area of the Land outside the Building at any time (other than at such times as are necessary (w) to escort Tenant’s employees and other invitees to and from the Premises, the Garage and the Designated Surface Parking Area, as applicable, or (x) in the event of an imminent threat of bodily harm to Tenant’s employees or other invitees, in which case Tenant shall provide notice thereof (which may be by email) to the Building manager within 48 hours of any such occurrence, which notice shall include the actions taken by the security contractor with respect thereto, or (y) in the event of an emergency evacuation of the Building for a fire alarm or other similar Building emergency, or (z) to be stationed at the Private Outdoor Area as reasonably needed for access control during

Tenant’s hosting of company events in the Private Outdoor Area), subject to satisfaction of all terms and conditions of this Paragraph 10(b): (i) such security contractor shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed, and shall be bonded, licensed, and employed by Tenant or another reputable security company, (ii) the security contractor shall maintain personal possession of any and all firearms and ammunition at all times and shall never place, leave or store any firearm or any ammunition in the Premises or other areas outside of such security contractor’s personal possession (other than in a locked gun safe to be located in Tenant’s secure operations center in the Premises, which locked gun safe shall not be accessible by Landlord’s employees, agents or contractors), (iii) at all times while the security contractor is accessing the Land to enter or exit the Premises, any and all firearms and ammunition in such security contractor’s possession shall be concealed from public view and such security contractor shall be dressed in plain clothes (i.e., not wearing a security uniform), and (iv) Landlord shall have the right to revoke Tenant’s rights pursuant to this Paragraph 10(b) if Tenant, or Tenant’s security contractor, fails to comply with any of the terms and conditions of this Paragraph 10(b) within two (2) business days after Landlord notifies Tenant in writing of such failure (which notice may be provided solely by email to [***] and [***] (or such replacement email address(es) of which Landlord receives reasonable prior written notice); provided, however, that Landlord shall not be required to give Tenant such notice more than two (2) times in any twelve (12)-month period with respect to the same or substantially similar violations of this Paragraph 10(b), and upon the third (3rd) such failure in any twelve (12)-month period, Landlord shall have the right to revoke Tenant’s rights pursuant to this Paragraph 10(b) immediately upon such failure, without any such notice and cure period being applicable thereto. Tenant hereby expressly agrees that (A) Tenant shall be primarily liable for all liability, injury, death and/or damage caused by such contractor and/or any such firearm and/or ammunition, and (B) the liability insurance required to be carried by Tenant at all times under the Lease shall provide primary first coverage for all liability in connection with such security contractor and any firearms and ammunition in connection therewith in a manner that is reasonably satisfactory to Landlord, without any exclusion for armed guards in Tenant’s commercial general liability insurance coverage, (C) with respect to any such security guard, firearm and/or ammunition, Tenant or the security guard shall obtain and continuously maintain valid and current permits, licenses, approvals and certifications as are required by applicable Laws (and Tenant shall deliver copies thereof to Landlord promptly upon request), and Tenant shall comply with all applicable Laws at all times, (D) all rights of Tenant contained in this Paragraph 10(b) are personal to the original named Tenant as of the Amendment Date only and shall not be applicable to or exercised by any other party, other than an assignee of the entire Lease that is an Affiliated Entity or a Permitted Successor pursuant to the terms of Section 9.05 of the Original Lease; provided, however, that upon Landlord’s receipt of Tenant’s request provided concurrently with Tenant’s request for Landlord’s consent to an assignment of Tenant’s entire interest in the Lease to a third-party assignee or a sublease of all or substantially all of the Premises to a third-party sublessee, Landlord shall not unreasonably withhold, condition or consent to the transfer of the rights of Tenant contained in this Paragraph 10(b) to such third-party assignee or sublessee, and (E) Tenant shall indemnify and hold harmless Landlord and all Landlord Related Parties with respect to all Losses, in accordance with Article 14 of the Original Lease, relating to any of the following (excluding any Losses that are caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties): (I) the presence of such contractor, any firearms or any ammunition in or about the Premises or other areas of the Garage or the Land, (II) any act or wrongful omission of any such contractor (including, without limitation, intentional, criminal, reckless and grossly negligent acts), or (III) any breach of Tenant's obligations under this Paragraph 10(b), including failure to comply with all applicable Laws.

(c)    (i)    Landlord and Tenant will work together in good faith to negotiate a contract on commercially reasonable terms for Landlord or Landlord’s designee to enter into with Tenant’s vendor, in form and substance acceptable to each party thereto, for the purchase, installation and servicing of an updated access control system for the Building (which may include, without limitation, turnstiles), including without limitation, the development of a timeline therefor (the “Updated Building Access System”). All costs and expenses incurred to purchase all equipment for the Updated Building Access System and to install any such turnstiles shall be paid by Tenant (subject to application of the Supplemental Building Allowance, as hereinafter defined, to the extent permitted by Attachment B), all costs and expenses incurred to install all equipment for the Updated Building Access System (other than any such turnstiles) shall be paid by Landlord, and all costs and expenses incurred for the Updated Building Access System once such initial purchase and installation are complete, including without limitation, the monthly service fee therefor and all costs to maintain and repair the same, shall be passed through in Expenses to the extent permitted by the Lease (as amended), until the Single-Tenant Date.

(ii)    Notwithstanding anything to the contrary contained in the Lease (as amended hereby), commencing on the Single-Tenant Date and continuing thereafter during the remaining Term of the Lease, Tenant shall be solely responsible, at Tenant’s sole cost and expense, for all maintenance, repair, monthly servicing and all other costs and expenses for the Updated Building Access System, as well as for all costs and expenses of modifying, supplementing or replacing the Updated Building Access System, whether at Tenant’s election, on account of the end of the useful life therefor, or if and to the extent required by applicable Laws, in any such event with a modified, supplemented or replacement (as applicable) access control system, which may include without limitation, a shot detection system, that is reasonably approved in writing by Landlord (any Building access system from and after the Single-Tenant Date being referred to as the “Single-Tenant Access System”). From and after the Single-Tenant Date, (A) Tenant, at Tenant’s sole cost and expense, shall maintain, repair and replace the Single-Tenant Access System to keep the same at all times in good working order and in compliance with all applicable Laws, and Landlord shall have no obligation or liability with respect thereto, notwithstanding anything to the contrary contained in the Lease, and (B) Tenant shall ensure that Landlord and all of Landlord’s vendors, service providers and other invitees to the Building have commercially reasonable access to the Building at all times. At Tenant’s election, prior to the Single-Tenant Date Tenant shall be permitted to purchase and install, at Tenant’s sole cost and expense (subject to application of the Supplemental Building Allowance to the extent permitted pursuant to Attachment B hereto), a shot detection system that is reasonably approved in writing by Landlord, in which event, notwithstanding anything to the contrary contained in this Paragraph 10(c)(ii), (I) Tenant shall comply with all requirements of this Paragraph 10(c)(ii) with respect to such shot detection system prior to the Single-Tenant Date, and (II) from and after the Single-Tenant Date, such shot detection system shall be deemed to be part of the Single-Tenant Access System for all purposes hereof.
(iii)    (A)    Solely if permitted pursuant to applicable Laws and subject to satisfaction of all terms and conditions of this Paragraph 10(d), (I) prior to the Single-Tenant Date, the Updated Building Access System may include video cameras solely in the interior of the Premises and in the Garage, and (II) from and after the Single-Tenant Date, the Single-Tenant Access System may include video cameras solely in the interior of the Building and in the Garage; provided, however, that in no event shall any such video cameras be permitted to record (I) any area in the Building outside of the interior of the Premises prior to the Single-Tenant Date or (II) any area of the Land outside the Building or outside the Garage prior to the Single-Tenant Date and, if Tenant desires to install any such cameras outside of the Building or the Garage from and after the Single-Tenant Date, Landlord will permit the same provided that prior to the installation thereof, Tenant shall obtain Landlord’s consent, which shall not be unreasonably withheld, condition or delayed, with respect to the number, size, color and other aesthetic features, exact location, method of installation and field of view of such cameras installed outside of the Building or the Garage. Notwithstanding anything contained in the Lease (as amended) to the contrary, Tenant expressly acknowledges and agrees that in no event shall Landlord or any employee, agent or contractor of Landlord be required to man, monitor or respond to any output of any cameras or other devices recording access to or from the Building (or any portion thereof).

(B)    Tenant shall permit Landlord to view any images from all cameras installed by Tenant promptly upon Landlord’s request; however, Landlord shall not request, and Tenant shall not be obligated to permit Landlord to view, any such video, images, recordings and/or the like unless Landlord identifies to Tenant a reasonable basis for requesting the same and, if reasonably requested by Tenant in connection with any such video, images, recordings and/or the like that are of a sensitive or confidential nature, Landlord and Tenant shall execute a commercially reasonable nondisclosure agreement with respect thereto. Tenant acknowledges that recorded video from the cameras is intended for Tenant’s use only and Tenant shall not share or export the same without Landlord’s consent in advance on a case by case basis, other than solely for Tenant’s legitimate business purposes. Further, no camera video feed shall be streamed in a publicly available manner. Each incident and/or the intended purpose of the video export should be described in writing to Landlord promptly so that Landlord has the opportunity to view the video export and/or investigate the incident before its release (in each case, only to the extent the release thereof requires Landlord’s consent hereunder). Tenant shall not post (or permit the posting of) any recordings or images captured by the cameras to social media or release the same to news media or any other third party other than (I) as provided above with respect to Tenant’s legitimate business purposes and/or (II) after reasonable written notice to Landlord, a legitimate law-enforcement or public safety agency having jurisdiction over the incident to which the export relates.

(iv)Notwithstanding anything to the contrary contained in the Lease (as amended), (A) Landlord makes no representation or warranty that any Updated Building Access System or Single-Tenant Access System (including without limitation, any video cameras and other equipment related thereto) will be suitable for their intended purposes or will provide adequate security, (B) Landlord shall not be responsible in any way if any such Updated Building Access System or Single-Tenant Access System (including without limitation, any video cameras and other equipment related thereto) does not work for any reason, except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, (C) no liability or obligation whatsoever on the part of Landlord or any Landlord Related Parties shall be imposed or implied by any such Updated Building Access System or Single-Tenant Access System (including without limitation, any video cameras and other equipment related thereto), and (D) Tenant shall indemnify and hold harmless Landlord and all Landlord Related Parties with respect to all Losses, in accordance with Article 14 of the Original Lease, relating to the Updated Building Access System (except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties), the Single-Tenant Access System (or any absence thereof), and any breach of Tenant's obligations under this Paragraph 10, including failure to comply with all applicable Laws.

11.    Subordination.     Exhibit I attached to the Original Lease is hereby deleted and replaced with Attachment F hereto. Landlord represents and warrants that SPT Real Estate Capital, LLC, a Delaware limited liability company (the “Current Mortgagee”) is the holder of the only Mortgage encumbering the Building and the Land as of the Amendment Date. Landlord, at Landlord’s sole cost and expense, shall obtain from the Current Mortgagee, concurrently with the execution and delivery of this Amendment, a SNDA in the form of Attachment F hereto.

12.    Private Outdoor Area. Tenant shall have the right to use the area shown on Attachment G hereto in accordance with the provisions of this Paragraph 12, including without limitation, for installation of a raised bed garden, gazebo, grill and/or smoker, and expressly not for the installation of a pickleball court, for Tenant’s employees and for private Tenant-sponsored events (the “Private Outdoor Area”). The location of such Private Outdoor Area shall be subject to any Surface Parking Redevelopment and (subject to the other express provisions of this Amendment) any other redevelopment that Landlord may undertake during the Term, it being agreed that Landlord shall have the right to cause the relocation or temporary suspension of the use of any such Private Outdoor Area if reasonably required in connection therewith. Tenant’s right to the Private Outdoor Area shall be subject to the obtaining of all governmental and quasi-governmental permits and approvals required therefor and compliance with all applicable Laws with respect thereto (the “Outdoor Area Approvals”), all of which shall be obtained and complied with by Tenant at Tenant's expense. Any such Private Outdoor Area and the manner of use and operation thereof shall be subject to Landlord's prior written approval of all aspects thereof, including without limitation, the size, location, materials, design, landscaping, screening and furniture, furnishings and equipment therefor, which approval shall not be unreasonably withheld, conditioned or delayed provided that the Private Outdoor Area is professionally designed. Any such Private Outdoor Area shall be for use solely by Tenant’s employees and for Tenant-sponsored events (and shall not be open to the public). Use of such Private Outdoor Area shall be repaired and maintained to a first-class condition by Tenant at Tenant’s expense at all times during the Term of the Lease, and shall be subject to Landlord’s commercially reasonable rules and regulations with respect thereto.

13.    Conference Room Expansion Option. Notwithstanding anything to the contrary contained in the Lease, Landlord shall maintain that certain area comprised of approximately 2,002 rentable square feet located on the ground floor of the Building as of the Amendment Date (the “Conference Space”) as a conference center until the Single-Tenant Date. Tenant shall have the right to lease the Conference Space for a term commencing on the Single-Tenant Date, in accordance with the terms and conditions of this Paragraph 13.

        (a)    Tenant shall exercise its right to lease the Conference Space (if at all), by giving Landlord written notice of the exercise thereof (the “Expansion Election Notice”) no later than nine (9) months prior to the Single-Tenant Date, which notice shall be irrevocable by Tenant. The term for the Conference Space shall commence on the Single-Tenant Date (and Tenant shall be entitled to possession on such date) in its then as-is condition, and shall be coterminous with the Term of the Lease applicable to the remainder of the Premises.

        (b)    Tenant shall lease the Conference Space upon and subject to all the same terms and conditions as Tenant's leasing of the Premises, except that:

(i)     The commencement date for the Conference Space (the “Conference Space Commencement Date”) shall occur on the date that is one hundred twenty (120) days after the Single-Tenant Date, and the term “Lease Year” solely with respect to the Conference Space shall mean the Lease Year that is then applicable with respect to the Existing Space commencing on the Conference Space Commencement Date (in the manner described for purposes of example only in Paragraph 2(b)(iii)(A) above) and continuing thereafter during the remainder of the Fourteenth Amendment Extension Term.

(ii)    Commencing on the Conference Space Commencement Date, the annual Base Rent for the Conference Space shall be an amount equal to the product of (A) the then-escalated Base Rent per rentable square of the Existing Space that is then payable under the Lease (as amended hereby) on the Single-Tenant Date (without regard to any abatement or offset applicable thereto), multiplied by (B) the number of rentable square feet in the Conference Space, and commencing on the first day of each Lease Year for the Existing Space thereafter during the Fourteenth Amendment Extension Term, the annual Base Rent for the Conference Space shall be increased by 2.5% of the amount of annual Base Rent payable for the Conference Space during the immediately preceding Lease Year (or portion thereof) for the Existing Space (without regard to any abatement or offset applicable thereto) (i.e., the Base Rent per rentable square foot of the Conference Space shall be the same amount as the Base Rent per rentable square foot of the Existing Space, and the Base Rent for the Conference Space shall escalate on the same January 1 date as the Base Rent escalates for the Existing Space), calculated in the manner shown for purposes of example only in clause (v) of Paragraph 4(a) above.

(iii)    Notwithstanding anything to the contrary contained in Paragraph 13(b)(ii) above, provided no Event of Default by Tenant exists under the Lease (as amended), Landlord grants to Tenant an abatement of the Base Rent otherwise payable hereunder with respect to the Conference Space in an amount equal to a portion of the fourteen (14) monthly installments of abatement of Base Rent for Expansion Space A based on the ratio that the number of months remaining in the Fourteenth Amendment Extension Term on the Conference Space Commencement Date bears to 123 months (i.e., the total number of months in the Fourteenth Amendment Extension Term), calculated in the manner shown for purposes of example only in Paragraph 4(b)(v) above, it being acknowledged and agreed, however, that the Base Rent escalation for the Conference Space as set forth above shall be based on the full and unabated amount of Base Rent payable therefor under the Lease (as amended hereby).

(iv)    Commencing on the first anniversary of the Conference Space Commencement Date and continuing during the remainder of the Fourteenth Amendment Extension Term, Tenant shall pay to Landlord Tenant’s Pro Rata Share of the Expense Excess and the Tax Excess with respect to the Conference Space, except that, (A) the “Base Year” shall be deemed to mean calendar year 2026 for purposes of the Fourteenth Amendment Extension Term (and accordingly, Tenant shall not be required to pay any increases in Expenses or Taxes for the Conference Space for the period commencing on January 1, 2026 and ending on the day before the first anniversary of the Conference Space Commencement Date, both dates inclusive), (B) Tenant’s “Pro Rata Share” for the Conference Space shall be deemed to mean .78% for the Fourteenth Amendment Extension Term (based on 257,824 rentable square feet in the Building and 2,002 rentable square feet in the Conference Space), and (C) the Controllable Expenses Cap shall be reset for the Conference Space to commence with calendar year 2027 and accordingly, (I) the first Controllable Expenses Cap for the Conference Space shall be the actual amount of Controllable Expenses for calendar year 2026 multiplied by one hundred five percent (105%) (and the Controllable Expenses Cap for the Conference Space for each calendar year thereafter shall be calculated by multiplying the actual amount of Controllable Expenses for the prior calendar year or, if less, the Controllable Expenses Cap for the Conference Space for the prior calendar year, by 105%), and (II) all references in the Lease to the Controllable Expenses Cap with respect to the Conference Space shall be deemed to mean the Controllable Expenses Cap as modified hereby.

(v)    The allowance to which Tenant shall be entitled for the Conference Space, to be disbursed in accordance with terms and conditions substantially similar to those set forth in Attachment B hereto, shall be an amount equal to (A) a portion of a $130.00 per rentable square foot allowance, based on the ratio that the number of months remaining in the Fourteenth Amendment Extension Term on the Conference Space Commencement Date bears to 123 months (i.e., the total number of months in the Fourteenth Amendment Extension Term), multiplied by (B) the number of rentable square feet in the Conference Space.

(c)    Notwithstanding anything herein to the contrary, if an Event of Default exists at the time Tenant elects to lease the Conference Space or at any time thereafter prior to

Tenant’s occupancy of the Conference Space, at Landlord’s election, Tenant shall have no right to lease the Conference Space.

(d)    Promptly after Tenant elects in writing to lease the Conference Space, the parties shall execute an amendment to the Lease (reasonably acceptable to Landlord and Tenant) adding such Conference Space to the Premises on the terms and conditions specified herein.

(e)    If Tenant's Expansion Election Notice is not given timely, then Tenant's right of expansion under this Paragraph shall lapse and be of no further force or effect, and Landlord shall have the right to discontinue the conference center in the Conference Space, to lease the Conference Space to any other party on such terms as Landlord shall determine, and/or to use the Conference Space for any other purpose as Landlord shall determine.

14.    Refurbishment. It is the intent of the parties that, if Landlord desires to reposition the Building and/or the Garage in connection with the expiration of the Lease, any aspects of such repositioning of the Building, and any aspects of such repositioning of the Garage that materially adversely affect Tenant’s access to or use of the Garage, shall be performed after the earlier of (a) expiration or earlier termination of the Lease and (b) the date on which Tenant and any subtenant for which no Landlord approval is required under the Lease vacates the Premises; provided, however, that from and after the earlier of (x) the date that is ninety (90) days prior to the expiration or earlier termination of the Lease and (y) the date on which Tenant and any subtenant for which no Landlord approval is required under the Lease vacates the Premises, Landlord shall also be permitted to perform aspects of such repositioning that do not materially adversely affect Tenant’s access to or use of the Premises for Tenant’s normal business operations. Notwithstanding anything to the contrary contained in the Lease, during the Fourteenth Amendment Extension Term and, if exercised, the First Renewal Term and the Second Renewal Term, Landlord shall not voluntarily undertake any substantial Building renovation or replacement to any material portion of the Building, such as re-skinning or re-cladding the Building, replacing the windows of the Building, renovating the ground floor lobby, restrooms or other portions of the Building that would constitute common areas on a multi-tenant floor, replacing the Building systems or otherwise performing improvements of similar scope, in each case, without Tenant’s prior written approval in its sole and absolute discretion. For the avoidance of doubt, the foregoing provisions of this Paragraph 14 shall not be construed to limit Landlord’s repair, maintenance and/or legal compliance obligations under the Lease or Landlord’s ability to comply with Laws.

15.    Delicatessen.

    (a)    Upon the expiration or earlier termination of the term of the lease for the delicatessen operating on the ground floor of the Building as of the Amendment Date (the “Deli Area”), provided that at least eighteen (18) months remain in the Term of the Lease, Landlord shall use commercially reasonable efforts to lease the Deli Area to another delicatessen or restaurant with carry-out sandwich lunch service (in either case, a “Deli”), on commercially reasonable terms. If Landlord determines, in its sole but good faith discretion, that it is not reasonably able to lease the Deli Area for any such use within a commercially reasonable time period on commercially reasonable terms, then prior to leasing the Deli Area to another third party (that is not a Deli), Landlord shall offer Tenant the right to lease the Deli Area for a term that is coterminous with the then-remaining Term of the Lease, in accordance with the following terms and conditions.
(b)    In the event the Deli Area is available for lease by Tenant in accordance with the foregoing, Landlord shall notify Tenant of the anticipated availability date therefor. Tenant shall have a period of thirty (30) days following receipt of Landlord’s notice to notify Landlord in writing (“Tenant’s Deli Area Election”) whether Tenant desires to lease the Deli Area. The leasing of the Deli Area shall be for a rental equal to one hundred percent (100%) of the fair market rent for office space (as determined pursuant to the provisions of Paragraph 3(b) above) (with respect to an expansion, not a renewal, as of the date of Tenant’s Deli Area Election). Except as otherwise provided herein, all other terms and conditions of the Lease (as amended) shall apply to the Deli Area, except that no concession, abatement or other allowance shall apply with respect to the Deli Area except as are related to the fair market rent determination pursuant to Paragraph 3(b).

(c)    If Tenant leases the Deli Area hereunder, Landlord shall deliver possession of the Deli Area to Tenant promptly after the date on which the Deli Area is vacated by the prior tenant thereof. The rent for such Deli Area shall commence on the date on which Landlord delivers the Deli Area to Tenant in its then as-is condition and the term therefor shall be coterminous with the Term applicable to the remainder of the Premises.
(d)    Landlord shall incur no liability, and the expiration date of the term for the Deli Area shall not be extended, if Landlord is unable to deliver possession of the Deli Area to Tenant on the anticipated delivery date due to the tenant’s refusal to vacate, or for any other reason beyond Landlord’s reasonable control. In such event, Landlord agrees to use commercially reasonable efforts to obtain possession of such Deli Area as soon as reasonably possible, including without limitation, the filing of eviction proceedings.

(e)    If Tenant's Deli Area Election is not given timely, then Tenant's right to lease the Deli Area shall lapse and be of no further force or effect and Landlord shall be free to lease such Deli Area to any other party (including without limitation, any party that is not operating a Deli) on such terms and conditions as Landlord in its sole discretion may determine.

(f)    If Tenant is leasing less than the entire office area in the Building or if there exists a Default by Tenant under the Lease on the date on which Landlord would have notified Tenant of the availability of the Deli Area or any anytime thereafter until the Deli Area is occupied by Tenant, then, at Landlord's election, Tenant shall not have any right to lease the Deli Area hereunder.

(g)    Promptly after Tenant elects in writing to lease the Deli Area, the parties shall execute an amendment to the Lease (reasonably acceptable to Landlord and Tenant) adding such Deli Area to the Premises on the terms and conditions specified herein.

16.    Self-Help. Effective from and after the earlier of (x) February 1, 2026, and (y) the date on which all office tenants (other than Tenant) have vacated their premises in the Building and surrendered possession thereof to Landlord (as applicable, the “Single-Tenant Date”), if (a) Landlord fails to perform any repair, maintenance or legal compliance obligations expressly required of Landlord under the Lease (the “Delayed Repair”), (b) such Delayed Repair materially adversely affects Tenant’s ability to conduct business operations in any material portion of the Premises or constitutes a material and imminent threat to health or safety with respect to the Building, (c) the performance of such Delayed Repair is within Landlord’s control, (d) such Delayed Repair shall not be performed within thirty (30) days after written notice thereof to Landlord or, if such failure cannot reasonably be cured within thirty (30) days, then such longer period as may be required for such cure provided that Landlord commences such cure within such thirty (30)-day period and diligently pursues such cure to completion, and (e) Tenant reasonably believes that it could perform the Delayed Repair more quickly than Landlord and describes the particulars thereof with reasonable specificity, then Tenant shall have the right to notify Landlord and the holder of any Mortgage to which the Lease is subordinate in writing of Tenant’s intention to perform such Delayed Repair (the “Repair Notice”). The Repair Notice shall (i) include a statement that Tenant intends to exercise this right to self help and (ii) identify in reasonable detail both the basis for the self help and the actions Tenant intends to take to perform such repair (including without limitation, the information required by clause (e) above). If Landlord or the holder of any such Mortgage commences such Delayed Repair within thirty (30) days after receipt of the Repair Notice and diligently pursues the Delayed Repair to completion, then Tenant shall have no further rights under this Paragraph 16 with respect to such Delayed Repair (unless and until Landlord or the holder of such Mortgage fails to diligently proceed with such Delayed Repair). If Landlord or the holder of such Mortgage fails to commence such Delayed Repair within such thirty (30) day period or thereafter to diligently proceed with such Delayed Repair to completion, then Tenant shall have the right, as Tenant’s sole and exclusive remedy in connection with the Delayed Repair (but without negating any abatement to which Tenant may be entitled pursuant to Section 8.05 of the Initial Lease with respect to a Service Failure), to perform the Delayed Repair, in which event (A) Tenant shall ensure that all such work is performed solely by licensed and qualified contractors, subcontractors and design consultants (including without limitation, any subcontractors required under any applicable maintenance contract or required to maintain the applicable warranty therefor, except to the extent such subcontractor(s) are causing such Delayed Repair), and only after the entity performing such work has obtained public liability and worker's compensation insurance policies with commercially reasonable limits, (B) Tenant shall cause all such work is performed in a good and workerlike manner and in accordance with the Rules and Procedures for Contractors attached hereto as Schedule I to Attachment B (except that (I) from and after the Single-Tenant Date, Landlord shall not enforce against Tenant any Rules and Procedures for Contractors that relate solely to not disturbing other Building tenants, except to the extent such non-enforcement would cause Landlord to be in violation of any such other Building tenant’s lease (in which event Landlord shall have the right to enforce the same), (II) Landlord shall not enforce any such Rules and Procedures for Contractors for the purpose of negating Tenant’s self-help rights hereunder and (III) in the event that Landlord does not respond to any approvals or actions required of Landlord by such Rules and Procedures for Contractors in a timely manner following Tenant’s written request therefor, Tenant shall have the right to proceed pursuant to this Paragraph 16 without the Landlord approval or other action with respect to which Landlord failed to timely respond), and all governmental laws and regulations applicable to the Building, and only after obtaining all required governmental permits and approvals therefor, and (C) Tenant shall furnish Landlord with plans and specifications for all such work prior to the performance thereof and as-built plans following the completion thereof, and Tenant shall not permit any mechanics’ or materialmen’s liens to be placed on the Property in connection therewith; provided, however, that in no event shall Tenant take any measures that affect any structural elements of the Base Building, or any measures to replace any Base Building Systems. If Tenant is entitled to and performs any such Delayed Repair pursuant to the provisions of this Paragraph 16, Landlord shall reimburse Tenant for the reasonable, out-of-pocket, third-party costs and expenses incurred by Tenant in connection with such Delayed Repair within thirty (30) days after receipt of invoices evidencing such costs. When paid by Landlord (or offset as set forth below), such costs and expenses shall be includable in Expenses to the extent permitted by the Lease. Notwithstanding anything to the contrary set forth herein, in the event that Landlord fails to timely make such reimbursement, Tenant shall have the right, as Tenant’s sole and exclusive remedy in connection with Landlord’s failure to timely make such reimbursement, to offset such costs and expenses, together with interest at the Capital Interest Rate, against the Base Rent next payable by Tenant under the Lease (after the rent abatement period set forth in this Amendment, as applicable); provided, however, that Tenant first provides Landlord with an additional notice which shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO REIMBURSE TENANT FOR THE DELAYED REPAIR WITHIN THIRTY (30) DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL HAVE THE RIGHT TO OFFSET THE COSTS AND EXPENSES THEREOF AGAINST BASE RENT, SUBJECT TO THE REPAIR OFFSET LIMIT” and such failure by Landlord to make such reimbursement continues for more than thirty (30) days after Landlord receives such additional notice; and provided, further, however, that Tenant may not deduct amounts greater than 20% of the monthly Base Rent due under the Lease (as amended) from any single monthly installment of Base Rent (the “Repair Offset Limit”); provided, however, that if the Repair Offset Limit would prevent Tenant from recovering such costs, expenses and interest prior to the then-scheduled expiration of the Term, then the Repair Offset Limit shall be increased by the smallest amount necessary to permit Tenant to recover all such costs, expenses and interest by the then-scheduled expiration of the Term.

17.    Tenant’s Notice Address. Without limiting Tenant’s right subsequently to modify Tenant’s Notice Address in accordance with the Lease, as of the Amendment Date, Tenant’s Notice Address is deemed to be:

For legal correspondence:

    Alarm.com Incorporated
    8281 Greensboro Drive, Suite 100
    McLean, VA 22102
    Attn: Daniel Ramos

    With a copy by email to [***]

For financial correspondence:

    c/o Alarm.com Incorporated
    8281 Greensboro Drive, Suite 100
    McLean, VA 22102
    Attn: Alex Texier

Landlord shall use reasonable efforts to send an electronic courtesy copy of all notices provided to Tenant to [***] and [***], however, any failure to provide such courtesy copy shall not in any way invalidate or otherwise impair the delivery of such notice to Tenant.

18.    Existing Lease Provisions.

(a)    Notwithstanding anything to the contrary contained in the Lease, (a) all express Tenant options contained in the Lease for (i) early termination of the Lease (including without limitation, Paragraph 1 [Tenant’s Termination Option] of Exhibit F to the Original Lease, but excluding Sections 17 [Casualty Damage] and 18 [Condemnation] of the Original Lease), (ii) expansion of the Premises (including without limitation, Paragraph 2 [Tenant’s Expansion Option] of Exhibit F to the Original Lease), (iii) rights of first refusal with respect to lease additional space (including without limitation, Paragraph 3 [Tenant’s Right of First Refusal] of Exhibit F to the Original Lease), and (iv) rights of first offer to lease additional space (including without limitation, Paragraph 4 [Tenant’s Right of First Offer] of Exhibit F to the Original Lease, and Paragraph 8 of the Eleventh Amendment), hereby are deleted in their entireties and of no further force and effect, and (b) Paragraph 11 [Wellness Contribution] of Exhibit F to the Original Lease hereby is deleted in its entirety and of no further force and effect.

(b)    For the avoidance of doubt, on floors of the Building leased wholly by Tenant, the core restrooms and other areas (expressly excluding elevator lobbies) that would constitute Common Areas on a multi-tenant floor shall constitute part of the Base Building for purposes of Landlord’s repair, maintenance and legal compliance obligations; provided, however, that Tenant, and not Landlord, shall be responsible for all incremental increases in costs incurred by Landlord to repair, maintain and comply with Laws with respect thereto if and to the extent related to (i) (A) Tenant’s Leasehold Improvements solely if and to the extent comprised of improvements other than normal and customary office use improvements, or (B) any subsequent Alterations performed with respect to the Premises or such Common Areas or (ii)

Tenant’s use of the Premises for other than general office use in excess of the business use occupancy load for which the Base Building was designed.

(c)    Notwithstanding anything to the contrary contained in the Lease, effective from and after the Single-Tenant Date, the term “Building Holidays” shall mean New Years Day, Martin Luther King Jr. Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day and Christmas Day.

(d)    From and after the Single-Tenant Date, Landlord shall not enforce against Tenant any Rules and Regulations that relate solely to not disturbing other Building office tenants, without affecting Landlord’s ability to enforce Rules and Regulations that relate to avoiding damage or injury to persons or property or any other purpose reasonably required by Landlord.

(e)    From and after the Single-Tenant Date, Landlord shall not enforce against Tenant any requirements contained in the first grammatical paragraph of Section 7.03 of the Original Lease that are related solely to items in the First Floor Space that are visible solely from the interior of the Building.

(f)    Clause (e) of the second sentence of Section 11.03 of the Original Lease is hereby deleted and shall be of no further force or effect. Tenant shall be required to provide Landlord with at least ten (10) days prior written notice reasonably detailing any such Cosmetic Alteration.

(g)    The sentence of Section 12 of the Original Lease reading “In connection with any Alterations affecting the structure of the Building or materially affecting the Base Building Systems or costing in excess of $500,000, Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant” is hereby deleted and shall be of no further force or effect. Tenant shall not be required to obtain, or to have its contractors obtain, any construction bond as a condition to performing the Leasehold Improvements or subsequent Alterations.

(h)    The word “second” is hereby deleted from the second-to-last sentence of Section 13 of the Original Lease.

(i)    The second sentence of Section 15.02 of the Original Lease is amended and restated so as to read as follows: Such insurance shall provide that it will not be canceled without at least thirty (30) days’ (ten (10) days’ for non-payment) prior written notice to each insured named therein.

(j)    Notwithstanding anything to the contrary contained in the second-to-last sentence of Section 15.03(a)(ii) of the Original Lease, if the Lease is terminated in connection with a fire or other casualty, proceeds of property insurance carried by Tenant on account of any

Tenant’s Property, and any Fourteenth Amendment Work or subsequent Alterations paid for by Tenant, shall be received and retained by Tenant.

(k)    Clause (e) of Section 19 of the Original Lease is hereby deleted and shall be of no further force or effect.

(l)    With respect to Expenses, Section 5.05(i) of the Original Lease shall prevail over the last sentence of Section 21.03 of the Original Lease.

(m)    The phrase “(and, if this Lease is terminated in connection with a casualty, all damage by casualty)” is hereby inserted before the word “excepted” in the first sentence of Section 24 of the Original Lease.

(n)    The phrase “with respect to that period” is hereby inserted at the end of the second (2nd) sentence of Section 26.04 of the Original Lease.

(o)    Section 26.10 of the Original Lease (i) shall apply solely in connection with a sale or financing of the Building or any interest of Landlord therein, (ii) also shall apply with respect to any guarantor of Tenant’s interest in the Lease, (iii) shall not apply with respect to Tenant or any guarantor of Tenant’s interest in the Lease during any period in which Tenant or such guarantor is a publicly traded company with publicly available financial statements that are separately stated for the applicable entity, and (iv) shall not apply with respect to Tenant during any period in which Tenant does not have separately stated financial statements as long as Landlord receives separately stated financial statements of such guarantor (whether provided to Landlord by such guarantor or as publicly available financial statements for such guarantor).

(p)    As of the Effective Date, Landlord represents to Tenant that to Landlord’s actual knowledge (without inquiry or investigation), all Base Building Systems serving Expansion Space A and Expansion Space B are in good working order.

(q)    At any time that Tenant is (or is a subsidiary of) a publicly traded company the shares of which are listed and traded on a U.S. national stock exchange, Section 27.01 shall not apply to the shares of such publicly traded company or the direct or indirect owners of such shares.

(r)    Notwithstanding anything to the contrary contained in Exhibit K of the Original Lease, there shall be no weight or height restriction applicable to dogs; however, the following are prohibited: (i) aggressive breeds, including without limitation, Rottweiler, Doberman, Chow, Pit Bull and Cane Corso and (ii) any dog with previous bite history unless the owner can provide documentation that such dog has been professionally trained. For the avoidance of doubt, the aggregate number of dogs permitted at any given time shall increase in accordance with the provisions of Exhibit K as the number of full floors leased by Tenant increases.

(s)    As security for the payment and performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under the Lease (as amended), concurrently with Tenant’s execution and delivery of this Amendment, Tenant shall cause Tenant’s parent company, Alarm.com Holdings, Inc., a Delaware corporation (“Guarantor”) to execute and deliver to Landlord a Guaranty of Lease in the form attached hereto as Attachment H (“Guaranty”).

19.    Brokers. Landlord and Tenant each represents and warrants to the other that, except for CBRE, Inc., on behalf of Landlord, and Avison Young (“AY”), on behalf of Tenant, neither party has dealt with any broker in connection with this Amendment. Landlord and Tenant each shall indemnify and hold harmless the other from and against any claims for brokerage or other commission arising by reason of a breach by the indemnifying party of the aforesaid representation and warranty. Pursuant to a separate written agreement between Landlord and AY, Landlord shall pay AY a commission in connection with this Amendment.

20.    Estoppel. To induce Landlord to enter into this Amendment, Tenant hereby represents and warrants to Landlord that as of the Amendment Date:

        (a)    Tenant is in possession of the entire Existing Space;

        (b)    Tenant has not assigned the Lease or sublet any portion of the Existing Space;

        (c)    The Lease is unmodified (except as otherwise expressly set forth to the contrary in this Amendment) and is in full force and effect;

        (d)     To Tenant’s knowledge, Tenant has no claims against Landlord arising under or in connection with the Lease, and Tenant has no set off or defenses against the enforcement of any right or remedy of Landlord under the Lease; and

        (e)    To Tenant’s knowledge, Landlord is not in default of any of its obligations under the Lease and to Tenant’s knowledge, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default by Landlord under the Lease.

21.    Governing Documents. Except as expressly modified by this Amendment, the Lease shall remain unchanged and continue in full force in accordance with its terms. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall govern and control.

22.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which, taken together, shall constitute one and the same instrument. Any signature page to any counterpart may also be attached to another counterpart identical thereto without impairing the legal effect of the signatures thereon. Signatures to this Amendment may be delivered electronically via portable document format, “DocuSign” or other standard electronic transmission, and signatures so delivered shall constitute effective execution and delivery of such signature pages and shall be deemed to be the original signatures, and fully effective, for all purposes.

23.    General Provisions.

(a)    Landlord and Tenant each hereby represents and warrants to the other that all necessary action has been taken to enter into this Amendment and that the persons signing this Amendment on behalf of Landlord or Tenant, respectively, have been duly authorized to do so. This Amendment shall be governed by and construed in accordance with the laws of the jurisdiction in which the Building is located, without regard to the conflicts of laws principles.

(b)    The submission of an unsigned copy of this Amendment does not constitute an offer. This Amendment shall not be effective or binding unless and until this Amendment is fully executed and delivered by each of the parties hereto. This Amendment may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto. All of the covenants contained in the Lease (as amended hereby) shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives and permitted successors and assigns. Time is of the essence with respect to each provision of the Lease, as amended hereby.

(c)    Landlord and Tenant each hereby covenants and agrees that each and every provision of this Amendment has been jointly and mutually negotiated and authorized by both Landlord and Tenant, and in the event of any dispute arising out of any provision of this Amendment, Landlord and Tenant each hereby waives any claim of authorship against the other party. If any provision of this Amendment or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Amendment shall be valid and enforceable to the fullest extent permitted by law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment under seal on or as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

TMG TMC 3, L.L.C., a Delaware limited liability company

By: _/s/ Gary Block__________________[SEAL]
Name: Gary Block
Title: Partner & CIO

By: _/s/ Mark King________________[SEAL]
Name: Mark King
Title: President & COO

/s/ Bibi Toosi
/s/ Bibi Toosi

TENANT:

ALARM.COM INCORPORATED, a Delaware corporation By: _/s/ Daniel Ramos_________________[SEAL] Name: _Daniel Ramos_________________ Title: _Senior Vice President____________
/s/ Christine Sonu

40

ATTACHMENT A

DIAGRAM OF EXPANSION SPACE A (SUITE 250, SUITE 350 AND SUITES 630/650) AND EXPANSION SPACE B (SUITE 300 AND SUITE 400)
[attached]
ATTACHMENT A, Page 1

ATTACHMENT A, Page 2

ATTACHMENT A, Page 3

ATTACHMENT A, Page 4

ATTACHMENT A, Page 5

ATTACHMENT A, Page 6

ATTACHMENT B
WORK AGREEMENT

This Attachment B is part of that certain Fourteenth Amendment to Deed of Office Lease Agreement dated as of the Amendment Date (the “Amendment”), by and between TMG TMC 3, L.L.C., a Delaware limited liability company (“Landlord”), and ALARM.COM INCORPORATED, a Delaware corporation (“Tenant”). Unless the context otherwise requires, terms used but not defined in this Attachment B shall have the same meanings as provided in the Lease (as amended by the Amendment).
1.Tenant’s Authorized Representative. Tenant designates Alex Texier (“Tenant’s Authorized Representative”) as the person authorized to initial all plans, drawings, change orders and approvals pursuant to this Attachment B. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed by Tenant’s Authorized Representative.
2.Fourteenth Amendment Work. All improvements to the Existing Space, the Expansion Space A (following the Delivery Date for each Suite thereof), the Expansion Space B (following the Delivery Date for each Suite thereof), the Existing Storage Space, the Expansion Storage Space, the Post Single Tenant Date Storage, and the remainder of the Building for which improvements are permitted pursuant to Paragraph 3 below, desired by Tenant and approved by Landlord (collectively, the “Fourteenth Amendment Work”) shall be designed and constructed in accordance with the terms of this Attachment, and pursuant to all other applicable provisions of the Lease (as amended by the Amendment), including without limitation, the insurance, damage and indemnification provisions, and such Fourteenth Amendment Work shall be deemed to be Alterations for all purposes of the Lease. Notwithstanding the foregoing, in the event of any conflict between the terms of this Attachment B and the terms of the Lease (including the Alterations provisions of the Lease), the terms of this Attachment B shall control.
3.Base Building Modifications.
(a)As part of the Fourteenth Amendment Work, Tenant shall have the right, at Tenant’s sole cost and expense (subject to application of the Supplemental Building Allowance, as defined below), to perform certain cosmetic and capital improvements to the base Building requested by Tenant and approved by Landlord in accordance with the terms of this Attachment (collectively, the “Base Building Modifications”). All such Base Building Modifications shall be included on the Fourteenth Amendment Plans approved by Landlord and shall be deemed to be part of the Fourteenth Amendment Work to be performed by Tenant pursuant to the terms and conditions of this Attachment. Notwithstanding anything to the contrary contained herein, Tenant hereby expressly acknowledges and agrees that any such Base Building Modifications performed prior to the vacancy of the Building by all remaining office tenants will need to be performed, if at all, at such times and in such manner as Landlord reasonably approves so as not to adversely impact any such Building tenant, and Tenant will work with Landlord in good faith to provide commercially reasonable accommodations and protections so required by Landlord therefor.
ATTACHMENT B, Page 1

(b)Landlord hereby approves conceptually the following potential improvements to the base Building, subject to Landlord’s review and prior written approval of all plans and specifications therefor, Tenant’s receipt of all governmental and quasi-governmental permits and approvals required therefor, and compliance with all applicable Laws and the terms and conditions of this Attachment with respect thereto:
(i)relocation of the gate arms controlling access to the Designated Surface Parking Spaces during the Designated Surface Parking Hours;
(ii) exclusive control of the Building main lobby pursuant to the provisions of Paragraph 10(c) of the Amendment;
(iii)installation of turnstiles in the Building main lobby;
(iv)upgrades to the Building elevators, based upon a design, utilizing materials and vendors and at such time and in such manner as Landlord reasonably approves (with respect to all such matters);
(v) purchase and installation of Tenant’s Building signage pursuant to the provisions of Paragraph 8 of the Amendment;
(vi)installation of Tenant’s security and access control products pursuant to the provisions of Paragraph 10(a) and (b) of the Amendment;
(vii)painting of the Building exterior, based upon a design, utilizing materials and vendors and at such time and in such manner as Landlord approves in its sole and absolute discretion (with respect to all such matters);
(viii)purchase and installation of parking sensors for the Garage;
(ix)purchase and installation of a space counter board for the Garage;
(x)purchase and installation of electric car chargers for the Garage and/or the Designated Surface Parking Spaces;
(xi)construction of covered access from the Garage to the rear Building entrance;
(xii)changes permitted to the number and location of parking spaces for the reserved Parking Permits to which Tenant is entitled pursuant to Paragraph 9 of the Amendment; and
(xiii)the purchase and installation of furniture, signage, equipment and similar items (including, without limitation, a raised bed garden and/or gazebo) for a Private Outdoor Area pursuant to Paragraph 12 of the Amendment.
ATTACHMENT B, Page 2

For the avoidance of doubt, Tenant is not under any obligation to perform any or all of such potential Base Building Modifications, and Tenant shall have no right to the Supplemental Building Allowance if and to the extent the same is not utilized for Base Building Modifications.
4.Costs.
(a)Tenant shall pay all costs and expenses incurred by Tenant in connection with the Fourteenth Amendment Work, subject to the application of the Fourteenth Amendment Allowance (as defined below). Such costs and expenses shall include all actual, direct, reasonable, third party out-of-pocket costs and expenses incurred by Landlord to review any proposed plans or working drawings for any components of the Fourteenth Amendment Work that constitute Required Removables (as defined in Article 10 of the Original Lease), not to exceed a maximum of $35,000.00 in the aggregate (the “Landlord’s Review Costs”). Any services provided by Landlord’s architect or engineer at Tenant’s request shall be paid for by Tenant within thirty (30) days after Tenant’s receipt of a bill therefor. Upon request, Tenant shall execute a separate agreement between Tenant and such architect or engineer with respect to such services. All amounts payable by Tenant to Landlord pursuant to this Attachment shall be considered additional rent subject to the provisions of the Lease (as amended by the Amendment). Tenant shall not be required to pay to Landlord any construction management or supervision fee in connection with the Fourteenth Amendment Work.
(b)Landlord hereby grants to the Tenant the following (sometimes referred to collectively as the “Fourteenth Amendment Allowance”):
(i)An amount equal to (A) $25.00 multiplied by (B) the number of rentable square feet in the Existing Space (i.e., $4,726,450.00 based on 189,058 rentable square feet in the Existing Space, the “Existing Space Allowance”).
(ii)An amount equal to (A) $130.00 multiplied by (B) the number of rentable square feet in Expansion Space A (i.e., $2,807,870.00 based on 21,599 rentable square feet in Expansion Space A, the “Expansion Space A Allowance”).
(iii)An amount equal to (A) (I) a portion of the $130.00 per rentable square foot Expansion Space A Allowance set forth in 4(b)(ii)(A) above, based on the ratio that the number of months remaining in the Fourteenth Amendment Extension Term on the Suite 400 Commencement Date bears to 123 months (i.e., the total number of months in the Fourteenth Amendment Extension Term), multiplied by (II) the number of rentable square feet in Suite 400 (the “Suite 400 Allowance”), and an amount equal to (B) (I) a portion of the $130.00 per rentable square foot Expansion Space A Allowance set forth in 4(b)(ii)(A) above, based on the ratio that the number of months remaining in the Fourteenth Amendment Extension Term on the Suite 300 Commencement Date bears to 123 months (i.e., the total number of months in the Fourteenth Amendment Extension Term), multiplied by (II) the number of rentable square feet in Suite 300 (the “Suite 300 Allowance”). The Suite 400 Allowance and the Suite 300 Allowance are collectively, the “Expansion Space B Allowance”;
ATTACHMENT B, Page 3

(iv)An amount equal to $2,500,000.00 (the “Supplemental Building Allowance”), to be used solely for the portion of the Fourteenth Amendment Work incurred to perform the Base Building Modifications pursuant to the provisions of Paragraph 3 of this Attachment.
(v)An amount equal to $250,000.00 (the “Signage Allowance”), to be used solely for the portion of the Fourteenth Amendment Work incurred to perform the work for Tenant’s Building signage pursuant to the provisions of Paragraph 8 of the Amendment (the “Signage Work”).
(c)Landlord shall make available to Tenant the Fourteenth Amendment Allowance, subject to the following provisions of this subparagraph. The Existing Allowance, Expansion Space A Allowance and Expansion Space B Allowance are being provided in order to reimburse Tenant for the hard and soft costs associated with Tenant’s design, permitting and construction of the Fourteenth Amendment Work. The Supplemental Building Allowance and the Signage Allowance are being provided to reimburse Tenant for the hard and soft costs incurred in connection with Tenant’s design, permitting and construction of the portion of the Fourteenth Amendment Work comprised of the Base Building Modifications and the Signage Work, respectively. Notwithstanding anything to the contrary contained in this Attachment, in no event shall any portion of any of the Existing Allowance, the Expansion Space A Allowance, the Expansion Space B Allowance, or the Supplemental Building Allowance in excess of an amount thereof equal to twenty-five percent (25%) (calculated separately with respect to each allowance described herein) be applied toward the costs of any furniture, furnishings and equipment. The costs that are permitted to be reimbursed from the applicable allowances in accordance with this Paragraph 4(c) are the applicable “Allowable Costs” therefor.
(d)The Existing Allowance, the Expansion Space A Allowance, the Supplemental Building Allowance, and the Signage Allowance all shall be made available commencing on the date of the Amendment (subject to satisfaction of all conditions set forth in this Attachment for the disbursement thereof) for the applicable Allowable Costs. The Suite 400 Allowance shall be made available commencing on the date that is sixty (60) days prior to the anticipated Suite 400 Delivery Date and the Suite 300 Allowance shall be made available commencing on the earlier of (i) the date that is sixty (60) days prior to the anticipated Suite 300 Delivery Date and (ii) the commencement date of any sublease, license or other occupancy agreement (if any) between Tenant and the occupant of Suite 300 as of the Execution Date (in each case subject to satisfaction of all conditions set forth in this Attachment for the disbursement thereof). Periodically (but not more often than once per calendar month), Tenant shall deliver to Landlord an invoice from contractors or materialmen who have supplied labor or materials for the Fourteenth Amendment Work for which disbursement is then being requested. Such invoice shall contain (or be accompanied by) a certification by Tenant’s architect substantially in the form of AIA Document G702 “Application and Certificate for Payment” that the labor or materials for which Tenant is seeking reimbursement has been satisfactorily performed or delivered to the applicable area in which the applicable portion of the Fourteenth Amendment Work is being performed in accordance with the Final Construction Drawings (as defined below) applicable with respect thereto. Within forty-five (45) days after receiving any
ATTACHMENT B, Page 4

such invoice (and certifications), Landlord shall pay to Tenant the amount that is set forth in such invoice; provided: (i) such request is accompanied by a copy of the invoice for such expenses marked “paid”; (ii) copies of all contracts, bills, vouchers, change orders and other information relating to the expenses for which reimbursement is being sought as may be reasonably requested by Landlord shall be made available to Landlord by Tenant; (iii) the work and materials for which payment is requested are performed in accordance with the working drawings approved by Landlord as evidenced by the G702 document referenced above; (iv) the work for which payment is requested has been performed by a contractor approved by Landlord; (v) the work and materials for which payment is requested have been physically incorporated into the applicable portion of the Premises or the Building, free of any security interest, lien or encumbrance; and (vi) Tenant delivers to Landlord lien waivers from all contractors and materialmen for the work or materials for which such draw payment is being made (which lien waivers may be contingent only on payment of the amount then being requisitioned). Each payment made by Landlord hereunder with respect to payments to Tenant’s general contractor and subcontractors shall be subject to retainage of ten percent (10%); provided, however, if Tenant’s requisition request includes a ten percent (10%) retainage pursuant to its agreement with the general contractor (or the agreement with the subcontractor, as applicable), the payment shall not be subject to an additional ten percent (10%) retainage. Upon completion of the applicable portion of the Fourteenth Amendment Work, Tenant shall provide to Landlord (A) a valid non-residential use permit for each portion of the Premises for which the same is lawfully required, and (B) a certificate of substantial completion from Tenant’s architect with respect to the applicable portion of the Fourteenth Amendment Work.
(e)Landlord shall pay the retainage to Tenant within forty-five (45) days after the last to occur of the following: (i) final completion of all of the Fourteenth Amendment Work in accordance with the terms of the Lease (as amended by the Amendment), (ii) the certificate of Tenant’s architect that the entire Fourteenth Amendment Work has been installed in accordance with the Final Construction Drawings, (iii) receipt of releases of lien from all contractors and materialmen who supplied labor or materials for the Fourteenth Amendment Work (which lien waivers may be contingent only on payment of the amount then being requisitioned, and within twenty (20) days after Landlord makes such payment, Tenant shall obtain and deliver to Landlord full, final and unconditional lien waivers), (v) receipt of all closeout requirements set forth on Schedule II to this Attachment B, and (v) Landlord’s receipt of paid invoices evidencing that Tenant has actually paid to materialmen, vendors, consultants, and contractors who have supplied materials, services, or labor for the Fourteenth Amendment Work an amount equal to or in excess of the amount of the Fourteenth Amendment Allowance in the aggregate; provided, however, that if any portion of the Fourteenth Amendment Allowance remains available following application thereof to all Allowable Costs incurred in connection with the Fourteenth Amendment Work, then at Tenant’s written election received by Landlord prior to the Fourteenth Amendment Allowance Deadline (as defined below), a portion of such remainder, in an aggregate amount not to exceed a maximum of $1,500,000.00, shall be permitted to be applied as a credit (the “Allowance Credit”) against the Base Rent first payable under the Amendment from and after the date of such election for the first calendar year(s) thereafter in which no other abatement of such Base Rent is applicable. If any portion of the Fourteenth Amendment Allowance is not fully utilized (or applied as an Allowance Credit by written notice to Landlord
ATTACHMENT B, Page 5

thereof) by January 31, 2029 (the “Fourteenth Amendment Allowance Deadline”), the unused or unapplied portion of the Fourteenth Amendment Allowance shall be deemed waived and forfeited and Tenant shall not be entitled to any credit, cash or otherwise, therefor.
(f)    Notwithstanding anything to the contrary set forth herein, in the event that (i) Landlord fails to timely make a disbursement of the Fourteenth Amendment Allowance as and when required pursuant to the terms hereof following satisfaction of all applicable conditions to the funding thereof (the “Overdue Allowance”), and (ii) thereafter, the Overdue Allowance is not paid within thirty (30) days after written notice from Tenant is received by Landlord and any Mortgagee that has been identified to Tenant in writing, which notice shall set forth in bold capital letters the following statement: “IF LANDLORD FAILS TO DISBURSE THE OVERDUE ALLOWANCE WITHIN THIRTY (30) DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL HAVE THE RIGHT TO OFFSET THE OVERDUE ALLOWANCE AGAINST BASE RENT” and shall identify in reasonable detail the basis for the set off (the “Allowance Set Off Notice”), then the same shall accrue interest at the Capital Interest Rate and thereafter at any time prior to Landlord’s (or any Mortgagee’s) payment of the Overdue Allowance and such accrued interest, as Tenant’s sole and exclusive remedy in connection with such Overdue Allowance, Tenant shall have the right to set off against the Base Rent payable by Tenant under the Lease an amount equal to the Overdue Allowance and such accrued interest from the date due to the date paid or set off; provided that Tenant may not deduct amounts greater than thirty percent (30%) of the monthly Base Rent due under the Lease from any single monthly installment of Base Rent (the “Allowance Offset Limit”); provided, however, that if the Allowance Offset Limit would prevent Tenant from recovering such Overdue Allowance and accrued interest prior to the then-scheduled expiration of the Term, then the Allowance Offset Limit shall be increased by the smallest amount necessary to permit Tenant to recover all such Overdue Allowance and accrued interest by the then-scheduled expiration of the Term. Any set off that occurs or is permitted to occur under this Paragraph in accordance with the foregoing shall be nullified and of no further force and effect if and to the extent that, and at such time as, the applicable amount of the Overdue Allowance and such accrued interest is paid to Tenant in full. The foregoing provision shall be deemed null and void and shall be deemed deleted from this Amendment upon the full disbursement of the Fourteenth Amendment Allowance as provided herein. Any portion of the Fourteenth Amendment Allowance that is offset as aforesaid is deemed to have been funded, and in all events Tenant must use (or have used) the amount offset for the items to which the applicable portion of the Fourteenth Amendment Allowance may be applied.
(g)    Notwithstanding anything to the contrary contained in this Attachment B, if the lawful performance of the Fourteenth Amendment Work requires the removal or remediation of any Hazardous Materials, expressly excluding any such Hazardous Materials that may be located in the Existing Space or the Existing Storage Space) that were not used, generated, stored or disposed of by Tenant or any Tenant Related Parties, then Tenant shall notify Landlord thereof in writing promptly upon Tenant’s receipt of notice thereof and, solely if and to the extent required by applicable environmental Laws in order to lawfully perform the Fourteenth Amendment Work, the incremental commercially reasonable third party costs incurred by Tenant to remove or remediate the same pursuant to such requirements of applicable
ATTACHMENT B, Page 6

environmental Laws shall be borne by Landlord and shall be paid by Landlord to Tenant in the same manner as (but without being deducted from) the Fourteenth Amendment Allowance.
5.Schedule.
(a)Tenant shall submit to Landlord a final space plan and all specifications, details, finishes (including without limitation, paint and carpet selections), elevations and sections, all as approved by Tenant, for Landlord’s written approval in accordance with Paragraph 6 below. Such space plan shall indicate partition and space layout and proposed fixturing, door location, special equipment types, materials and colors, reflected ceiling plan (including lighting, materials and sprinkler heads), floor load requirements exceeding fifty (50) pounds per square foot live load, telephone and electrical outlet locations.
(b)Tenant shall submit to Landlord final architectural and engineering working drawings approved by Tenant for Landlord’s written approval, such approval not to be unreasonably withheld, conditioned or delayed. Such architectural working drawings shall include: master legend, construction and floor plan, reflected ceiling plan, telephone and electrical outlet layout and usage system, finish plan, sign, window and storefront details (if any), and all architectural details, elevations, specifications and finishes necessary to perform the applicable Fourteenth Amendment Work. Said drawings, when approved by Landlord, are referred to herein as the “Final Construction Drawings.”
(c)It is hereby acknowledged and agreed that the Fourteenth Amendment Work will be performed in numerous phases, based on, among other considerations, the delivery to Tenant of each Suite that expands the Existing Space and the necessity of performing the Base Building Modifications at a time and in a manner that minimizes the adverse impact thereof on other Building tenants. Accordingly, the foregoing design and construction plans and specifications submissions will be repeated for each such phase of the Fourteenth Amendment Work, however, once commenced, Tenant shall proceed in a diligent and continuous manner to completion of the applicable phase of the Fourteenth Amendment Work. Landlord and Tenant will work together in good faith to develop a commercially reasonable phasing schedule for the components of the Fourteenth Amendment Work that may adversely impact other Building tenants, and all references in this Attachment to a “phase” of the Fourteenth Amendment Work shall be deemed to include without limitation each such agreed upon phase.
6.Approval. All plans and drawings (and any changes thereto) shall be subject to Landlord’s prior written approval. Landlord shall not unreasonably withhold, condition or delay its approval of any such plans or drawings. Landlord’s approval of Tenant’s plans and drawings (and changes thereto) shall not constitute either (a) approval of any delay caused by Tenant or a waiver of any right or remedy that may arise as a result of such delay, or (b) Landlord’s representation that such approved plans, drawings or changes comply with all applicable governmental laws, codes, orders, rules or regulations. Any deficiency in design or construction, although the same had prior approval of Landlord, shall be solely the responsibility of Tenant. All materials and equipment furnished by Tenant shall be new or like new and all work shall be done in a good and first-class workmanlike manner. Further, Landlord shall advise Tenant within ten (10) business days after receiving any request for such approval (including receipt of
ATTACHMENT B, Page 7

hard or electronic copies of such reasonable plans and drawings) whether or not Landlord approves such plans and drawings (or changes thereto) (or if disapproval, the specific reasons for such disapproval). In the event Tenant is required to resubmit plans or drawings (or changes thereto) for approval, Landlord shall respond to such resubmitted plans and drawings (or changes thereto) within five (5) business days after Tenant’s submission of a complete set of hard or electronic copies of such plans and drawings. If Landlord fails to respond to a submission of plans and drawings (or changes thereto) within the time frames set forth above, and Landlord also fails to respond to Tenant within three (3) business days after Landlord’s receipt of a second written request for Landlord’s approval (which second request states in bold capital letters that the request will be deemed approved if Landlord fails to respond with the three (3) business day period) then, Landlord shall be deemed to have approved the same as submitted, however, such deemed approval shall not apply with respect to improvements affecting the base Building structure or the Base Building Systems.
7.General Requirements.
(a)Tenant construction shall proceed only on the basis of approved drawings. Changes that occur during actual construction that differ from the approved drawings will require alterations at Tenant’s expense to restore compliance with approved drawings, unless otherwise approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. No drawings are considered “approved” unless they bear Landlord’s signature of approval.
(b)Landlord shall have no obligation or responsibility to Tenant in respect of minor deviations in the actual dimensions of the Premises or the Building. Tenant shall have the affirmative obligation to conduct an on-site verification of all measurements and dimensions prior to letting any contracts for the performance of the Fourteenth Amendment Work and prior to ordering the fabrication of any trade fixtures.
(c)Following Landlord’s approval of the Final Construction Drawings for the applicable portion of the Fourteenth Amendment Work, Tenant shall submit the following:
(i)Names of all contractors and subcontractors (all of which shall be subject to Landlord’s approval, not be unreasonably withheld, conditioned or delayed);
(ii)Evidence of Tenant insurance coverage, if evidence of current coverage has not already been received by Landlord;
(iii)Copy of building permit(s); and
(iv)The then-current completion schedule from Tenant’s general contractor.
8.Performance of Fourteenth Amendment Work. Tenant will perform and complete the Fourteenth Amendment Work in compliance with all Rules and Procedures for Contractors set forth on Schedule I hereto and such other commercially reasonable rules and regulations as Landlord may require and of which Tenant is provided with reasonable prior written notice,
ATTACHMENT B, Page 8

however, from and after the Single-Tenant Date, Landlord shall not enforce against Tenant (or its employees, agents or contractors) any rules or procedures that relate solely to not disturbing other Building office tenants, without affecting Landlord’s ability to enforce rules or procedures that relate to avoiding damage or injury to persons or property or any other purpose reasonably required by Landlord.
9.Completion of Fourteenth Amendment Work. At such time as each phase of the Fourteenth Amendment Work shall be completed, Tenant, at its sole cost and expense and without cost to Landlord shall:
(a)Furnish evidence satisfactory to Landlord that all of the applicable Fourteenth Amendment Work has been completed and paid for in full, and that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived;
(b)Furnish to Landlord all certifications and approvals with respect to the applicable Fourteenth Amendment Work that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the applicable portion of the Premises;
(c)Furnish Landlord with one (1) set of reproducible “as built” drawings of the applicable Fourteenth Amendment Work;
(d)Furnish an affidavit from Tenant’s architect on the standard AIA form therefor certifying that all work performed for the applicable Fourteenth Amendment Work is in accordance with the working drawings and specifications approved by Landlord therefor.
10.Work Standards. All of the Fourteenth Amendment Work shall be done and installed in compliance with all applicable Laws and with the overall construction standards of the Building. Landlord’s approval of the Final Construction Drawings with respect to each phase of the Fourteenth Amendment Work shall evidence Landlord’s agreement that the applicable phase of the Fourteenth Amendment Work is in line with the overall construction standards of the Building, provided that such phase of the Fourteenth Amendment Work is completed in compliance with the Final Construction Drawings therefor in all material respects.
11.Permits. Tenant shall file all applications, plans and specifications, pay all fees and obtain all permits, certificates and other approvals required by the jurisdiction in which the Building is located and any other authorities having jurisdiction in connection with the commencement and completion of the Fourteenth Amendment Work and, with respect to any of the forgoing relating to the completion (but not the commencement) of a phase of the Fourteenth Amendment Work, diligently and in good faith pursue same so that all such permits and approvals are issued as soon as reasonably practicable. If minor modifications are at any time required by government authorities to any such plans or specifications, then Tenant shall make such modifications. Tenant shall permit Landlord to assist Tenant in obtaining all such permits and other items. Tenant shall obtain a valid non-residential use permit (or certificate of occupancy) for each phase of the Fourteenth Amendment Work (as applicable) and all other
ATTACHMENT B, Page 9

approvals required for Tenant to use and occupy the applicable portions of the Premises. Copies of all building and occupancy permits shall be provided to Landlord upon receipt. The Fourteenth Amendment Allowance may be used by Tenant to comply with the requirements of this Paragraph 11.
12.Contractor Insurance. Tenant’s general contractor shall be required to provide the following insurance:
(a)Builder’s Risk Insurance. At all times during the period between the commencement of construction of the Fourteenth Amendment Work and the completion of the Fourteenth Amendment Work with all non-residential use permits or occupancy certificates required therefor received, Tenant shall maintain, or cause to be maintained, casualty insurance in Builder’s Risk Form covering Landlord, Landlord’s architects, Landlord’s contractor or subcontractors, Tenant and Tenant’s contractors, as their interests may appear, against loss of damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-call “broad form extended coverage endorsement” upon all Fourteenth Amendment Work in place and all materials stored at the site of the Fourteenth Amendment Work and all materials, equipment, supplies and temporary structures of all kinds incident to the Fourteenth Amendment Work and builder’s machinery, tools and equipment, all while forming a part of the Fourteenth Amendment Work, or when adjacent thereto, while on drives, sidewalks, streets, or alleys, all on a completed value basis for the full insurable value at all times. Said Builder’s Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors.
(b)Workers Compensation. At all times during the period of construction of the Fourteenth Amendment Work, in addition to the insurance requirements under Section 15(c) of the Original Lease, Tenant’s contractors and subcontractors shall maintain in effect statutory worker’s compensation as required by the jurisdiction in which the Building is located.
13.Contractor Liability. Except to the extent caused by the negligent acts or omissions or willful misconduct of Landlord or any Landlord Related Parties, and subject to Section 16 of the Original Lease, as between Landlord and Tenant, Tenant assumes the responsibility and liability for any and all injuries or death of any or all persons, including Tenant’s contractors and subcontractors, and their respective employees, and for any and all damages to property caused by, or resulting from or arising out of any act or wrongful omission on the part of Tenant in connection with the Fourteenth Amendment Work. Except to the extent caused by the negligent acts or omissions or willful misconduct of Landlord or any Landlord Related Parties, Tenant’s contractors or subcontractors, in the prosecution of the Fourteenth Amendment Work, and with respect to such work, agree to indemnify and save free and harmless Landlord from and against all losses and/or expenses, including reasonable legal fees and expenses, which they may suffer or pay as the result of claims or lawsuits due to, because of, or arising out of any and all such bodily injuries or death and/or damage to tangible property (other than the Fourth Amendment Work), whether real or alleged; and Tenant and Tenant’s contractors and/or subcontractors or their respective insurance companies shall assume and defend at their own expense all such claims or lawsuits. Tenant agrees to insure this assumed liability in its
ATTACHMENT B, Page 10

policy of Broad Form Commercial General Liability insurance and the certificate of insurance or copy of the policy that Tenant will present to Landlord shall so indicate such contractual coverage.
14.Coordination. [Intentionally Omitted].
15.Loads. No item shall be mounted on or hung from the interior or exterior of the Building by Tenant without Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. If Tenant desires to mount or hang anything, Tenant shall notify Landlord of the loads involved.
16.Ducts. [Intentionally Omitted].
17.Contractor Responsibilities. As between Landlord and Tenant, it shall be Tenant’s responsibility to cause each of Tenant’s contractors and subcontractors to:
(a)Maintain continuous protection of any premises adjacent to area in which the Fourteenth Amendment Work is being performed in such a manner (including the use of lights, guardrails, barricades and dust proof partitions where required) as to prevent any damage to the Building or any adjacent premises by reason of the performance of the Fourteenth Amendment Work.
(b)Secure all parts of the Fourteenth Amendment Work against accident, storm, and any other hazard. However, no barricades or other protective device shall extend more than two (2) feet beyond the Premises or the other area of the Building in which the Fourteenth Amendment Work is being performed. In addition to the foregoing, Tenant’s barricade or other protective device, if any, shall be attractive in appearance, shall extend across the frontage and full height of the Premises or other such area of the Building, and shall be of materials approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.
(c)Comply strictly with the Rules and Procedures for Contractors set forth on Schedule I to this Attachment B (subject to Paragraph 8 above), and Tenant agrees to be responsible for any violations thereof. Upon completion of each phase of the Fourteenth Amendment Work, to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining on any part of the Building or in proximity thereto which was brought in or created in the performance of Fourteenth Amendment Work (including stocking refuse). If upon completion of any phase of the Fourteenth Amendment Work Tenant’s contractors and subcontractors shall neglect, refuse or fail to remove any debris, rubbish, surplus materials, or temporary structures, Landlord at its sole option may remove the same at Tenant’s expense without prior notice.
(d)Use only the Premises or other specific areas of the Building in which the Fourteenth Amendment Work is being performed for the performance of the Fourteenth Amendment Work. Entry into areas unrelated to the performance of the Fourteenth Amendment Work is prohibited.
ATTACHMENT B, Page 11

(e)Warrants that the work done by it will be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of Substantial Completion (as such term is defined in the contract between Tenant and its general contractor) thereof, except for those inherent in the quality of the Fourteenth Amendment Work that the Final Construction Drawings require or permit. Tenant shall also require that any such contractors and subcontractors shall be responsible for the replacement or repair without charge for any and all work done or furnished by or through such contractors or subcontractors which becomes defective within one (1) year after Substantial Completion; provided, however, Tenant shall not be in default if Tenant elects to perform the required replacement or repair. The contractor’s warranty may exclude remedy for damage or defect caused by abuse, alterations to the Fourteenth Amendment Work not executed by the contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. Replacement or repair of such work shall include, without charge, all expenses and damages in connection with such removal, replacement, or repair of all or any part of such work, or any part of the Building which may have been damaged or disturbed thereby. All warranties or guarantees in connection with the Fourteenth Amendment Work (to the extent such warranties or guarantees are for items which are to remain the property of Landlord following the expiration of the Term of the Lease or earlier termination of the Lease) shall be contained in the contract or subcontract, which shall provide that said guarantees or warranties either shall be issued in the name of Tenant and Landlord, or shall be transferable to Tenant and Landlord. Tenant covenants to give to Landlord any assignment or other assurance necessary to effect such right of direct enforcement.
ATTACHMENT B, Page 12

ATTACHMENT B
SCHEDULE I
RULES AND PROCEDURES FOR CONTRACTORS
Proper Conduct of Construction Employees and Sub-Contractors
All Construction workers should conduct themselves in a manner appropriate to business surroundings to including the following:
1.Refrain from using vulgar language or shouting so as not to disturb working tenants.
2.Use of alcohol or drugs on the job site is not allowed. Any violators shall be immediately dismissed from the building and are subject to notification of law enforcement and prosecution as allowed under law.
3.No radios/music will be played that can be heard in the common areas of the building.
4.No smoking is permitted in the building.
5.All food trash will be disposed of daily.
6.Breaks for eating will be within the work area, not in any common areas of the building.
7.Entry to the Premises for construction personnel shall be through the front door of the Premises, but all deliveries shall be through the rear loading area of the building.
8.Construction personnel will not be allowed to use the building phones or restrooms, if any.
General Building Regulations
Construction supervisors shall ensure that the following regulations are followed:
9.Construction materials may not be left in any portion of a common area that is utilized by tenants of the building, including hallways and lobby areas.
10.Construction materials may not be placed in such a manner that egress to a fire doors or to stairwells are obstructed.
11.Contractors will remove their trash and debris daily. The contractor must provide construction dumpster(s). Building trash containers are not to be used for construction debris. Failure to properly clean up debris will result in a cleaning charge to the contractor. (Minimum charge is $50.00).
ATTACHMENT B-Schedule I-1
WDC 91058061v2

12.Dumpsters shall be placed in the Landlord designated area outside of the Building with Tenant’s contractor being obligated to obtain all required permits for the same.
13.During construction, contractor shall raise blinds, if any, and protect them with plastic so as not to damage them. If the interior of the suite can be seen from the exterior of the building, Landlord may require screening from public view.
14.Masonite boards will be placed on all carpeted areas and walls of the building and the freight elevator, when used during trash removal and delivery of supplies.
15.Common areas of the building affected by construction will be vacuumed at the end of the workday.
16.Prior to demolition, if carpet is to remain in the suite, it should be protected by heavy plastic cover or removed, stored and re-laid. Failure to protect carpet or lobby floors will result in a cleaning charge.
17.All doors from the common lobbies and corridors to the construction suite are to be kept closed at all times.
18.The building is secured after normal business hours. Arrangements for after hours entry must be made 48 hours in advance of need.
19.All work must be performed in compliance with OSHA safety standards.
20.Before any drilling, core boring or other structural work is performed, the contractors will verify the locations of the building’s utility lines or other obstructions so as not to damage them. Contractors are urged to take all possible precautions to protect utility lines. X-ray prior to any core drilling will be required.
21.No utilities or services to tenants are to be cut off or interrupted without first having requested in writing, and secured, in writing, the permission of the Landlord’s representative.
22.Landlord shall be notified of all exterior work 48 hours prior to commencement. All construction work to be performed outside of the Premises, including within the parking garage of the Building, is included within the exterior work contemplated in the first sentence of this paragraph and such exterior work shall be coordinated with Landlord and performed after normal Building hours if such exterior work will require the blockage of any drive aisles or parking spaces.
23.Wherever it is deemed necessary to temporarily issue a key to the contractor, the contractor shall be responsible for controlling possession and use of the same until returned to the issuing party.
24.Due to post-tensioned structural slabs, drilling into the slabs, shall be done only with drills with drill-stop devices which detect metal within a slab.
ATTACHMENT B-Schedule I-2
WDC 91058061v2

Elevator Use and Cleaning
25.All construction personnel shall travel through the building via freight elevators and loading dock entrances.
26.All construction materials and tools are to be hauled on the designated freight elevator only; any violations of this regulation may result in immediate removal of the contractor from the project.
27.Elevator handrails may not be used as chairs or supply holders.
28.The designated freight elevator is the only elevator to be used for moving materials and shall be properly protected with temporary Masonite floor and wall protection. Contractor is responsible for any damage to the elevator cab that may occur.
29.Contractor must implement a dust and debris policy to prevent dust from being tracked or conveyed to any portion of the building.
30.Arrangement must be made with the Building Engineer to place the elevator on independent service for the hauling of materials. Elevator doors should never be propped open by any method other than use of the elevator lock-off key.
31.The contractor will remove all protective materials at the end of the contractor’s workday.
32.Damage must be reported to the management office immediately.
33.Any damage to the elevator, mechanical or aesthetic, will be billed to the tenant.
Deliveries
34.The loading dock located at the rear of the property is for deliveries only.
35.Deliveries must be coordinated with the Building Engineer or the Management Office to take place between the hours of 6:00 A.M. – 6:00 P.M. Monday -Friday.
36.Deliveries scheduled at times other than regular business hours must be arranged at least twenty-four (24) hours in advance of such delivery and will require the presence of the Building Engineer. Tenant shall be responsible for cost of such services at the rate of [$90.00] an hour with a minimum charge for four (4) hours.
Parking
37.Parking used by Tenant or its contractors shall be at prevailing rates as available through the Parking Facility Operator.
ATTACHMENT B-Schedule I-3
WDC 91058061v2

PART VI – Restrooms
38.Tenant’s contractor shall provide portable restrooms for use during construction and shall obtain all permits necessary for the placement and use thereof. To be also coordinated with Landlord for placement in or around the Building.
Work Involving Excessive Noise
39.All work involving excessive noise such as drilling, noisy demolition or any work which may disturb other tenants in the building will be permitted during non-business hours only, before 8:00 am or after 6:00 pm, Monday through Friday, or before 8:00 am or after 1:00 pm Saturdays unless coordinated with Landlord. Manager should be notified of all work involving excessive noise at least 24 hours in advance.
Mechanical, Electrical and Plumbing Safety
40.All work to be performed on mechanical, electrical or plumbing systems must be scheduled with the Building Engineer or the Management Office.
41.Lock-out/Tag-out must be used for all electrical work.
42.If any mechanical, electrical, or plumbing system is already off prior to the commencement of work, Tenant shall coordinate with the Building Engineer and determine why the system is off prior to commencing work.
43.The Building Engineer must be present if a condenser water system needs to be drained.
44.All work involving condenser or domestic water risers, the shutdown of electrical panels or any other disruptive activity must be scheduled after regular business hours, and will require the presence of the Building Engineer.
45.During construction, any exposed HVAC unit should be kept free of all construction materials, food and drinks. Nothing should be placed on top of or in front of any units. Contractor will not operate any HVAC equipment without approval of the Building Engineer. Contractor will be responsible for cost of filter replacements at job completion. A thorough cleaning of all units will be performed after construction work is completed.
Fire Annunciation System
46.All fire alarm and sprinkler work must be coordinated with the engineer’s office at least 24 hours in advance.
47.Contractor shall take all necessary precautions to prevent accidental alarm of the fire system devices. Before any such device is temporarily incapacitated, Landlord’s representative shall be advised and contractor will be responsible for any necessary notification of the Fire Department. ANY CONTRACTOR WHO ACCIDENTALLY
ATTACHMENT B-Schedule I-4
WDC 91058061v2

SETS OFF A BUILDING FIRE ALARM WILL BE ASSESSED $500.00 PER INCIDENT.
48.Any modifications to the building fire alarm system must be coordinated with the Building Engineer, the Management Office, and the Building Fire Alarm Contractor.
49.Building Hours: (excluding Building Holidays)
(Mon.-Fri.) 8:00 am - 8:00 pm
(Sat.) 9:00 am – 2:00 pm
(Sun.) Closed
50.Signage – Contractor or subcontractor signage may not be displayed in the building common areas or any of the window glass.
51.Posting of rules and regulations – A copy of these rules and regulations, acknowledged and accepted by the General Contractor, must be posted on the job site in a manner allowing easy access by all workers. It is the General Contractor’s responsibility to instruct all workers, including subcontractors, to familiarize themselves with these rules.
52.Engineering overtime – Should the Contractor perform any work which, in the sole estimation of Building Manager, requires the building engineer to be on duty during non-standard working hours, Tenant shall be responsible for cost of such services at the rate of [$90.00] an hour with a minimum charge for four (4) hours.
53.Safety – Contractors shall be extremely cognizant of all life safety issues and shall provide a list of emergency contacts in the event that a representative of the contractor’s organization must be contacted after hours. In addition to this contact list, contractors shall provide fire extinguishers at a ratio of one (1) for each 1,000 square feet of construction area and such fire extinguishers shall be mounted in a visible area marked properly. Contractors shall comply with all OSHA regulations as well as all federal, state and district codes relating to workers safety. The contractor shall review the job site and the job organization for total compliance to these rules and regulations on a regular basis and, upon request of Landlord, provide a report that such review has been performed and any infractions that were observed during this review. After construction, the contractor will provide Material Safety Data Sheets for all materials used on-site by the contractor.
Acknowledged By:
___________________________
Date: __________________
ATTACHMENT B-Schedule I-5
WDC 91058061v2

ATTACHMENT B
SCHEDULE II
CLOSEOUT REQUIREMENTS
PROJECT CLOSEOUT CHECKLIST
Project Name:    Attendees:
Project Manager:
Owner:

NO.	ACTION DESCRIPTION	DATE DUE	STATUS
1	Final Inspection Stickers / Permit Set of Plans
2	Punch List Sign Off
3	Review Operation and Maintenance Manuals
4	As Built Drawings / Redlines
5	Air Balance Report
6	Return Key / Access Cards
7	Warranty Procedures / Lifetime Craftsmanship Warranty
8	Equipment / System Training
9	HVAC Service and Maintenance Agreements
10	Outstanding Change Orders / Work Schedule
11	Final Payment Application
12	Provide Services Information GC and Contractors
13	Any Training Videos Required Per Construction Docs
14	Additional Items:
15
16
17
18
19
20
21
22

Project Completion Approval:
Owner/Architect Name:
Signature:
Date:
PM Initials:

ATTACHMENT B-Schedule II-1

ATTACHMENT C-1
CURRENT RESERVED PARKING MAP

Attachment C-1

EASTBORO

Level 1

Current Garage Reserved Parking Spaces

SALT CAGE
WEST ENTRANCE
WEST ENTRANCE
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
2 Second Level Plan-Main Level-to O.B. Lobby

Attachment C-1, Page 1

Attachment C-1

EASTBORO

Level 2

Current Garage Reserved Parking Spaces

A
B
C
D
A.7
STAIR #2
STAIR #1
SLOPE DN
SLOPE UP
Alarm
Alarm
Alarm
C.5

Attachment C-1, Page 2

ATTACHMENT C-2
PROPOSED RESERVED PARKING MAP

Attachment C-2

EASTBORO

Lower Level

Garage Reserved Parking Spaces

A
B
C
D
A.7
C.5
STAIR #1
ELEV
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
1 First Level Plan
TOTAL PARKING SPACES
FIRST LEVEL
SECOND LEVEL

Attachment C-2, Page 1

Attachment C-2

EASTBORO

Level 1

Garage Reserved Parking Spaces

SALT CAGE
WEST ENTRANCE
Alarm
WEST ENTRANCE
SLOPE DN
SLOPE UP
2 Second Level Plan-Main Level-to O.B. Lobby

Attachment C-2, Page 2

Attachment C-2

EASTBORO

Level 2

Garage Reserved Parking Spaces

Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
SLOPE DN
SLOPE UP
STAIR #2
STAIR #1
C.5

Attachment C-2, Page 3

Attachment C-2

EASTBORO

Level 3

Garage Reserved Parking Spaces

Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
Alarm
STAIR #2
STAIR #1
SLOPE DN
SLOPE UP
Third and Fifth Level Plan

Attachment C-2, Page 4

ATTACHMENT C-3
DESIGNATED SURFACE PARKING SPACES

Solutions Dr
Greensboro Dr
Designated Surface Parking Spaces
Surface Parking Redevelopment Area
Designated Surface Parking Spaces
Surface Parking Redevelopment Area
EB-3
EB-5

Attachment C-3, Page 1

ATTACHMENT D
FORM OF CERTIFICATE TO CONFIRM COMMENCEMENT DATES

CERTIFICATE

This Certificate (“Certificate”), dated as of ______________, is being provided pursuant to that certain Fourteenth Amendment to Deed of Office Lease Agreement made as of ___________________, 2024 (“Fourteenth Amendment”), by and between TMG TMC 3, L.L.C., a Delaware limited liability company (“Landlord”), and ALARM.COM INCORPORATED, a Delaware corporation (“Tenant”). The parties hereto hereby confirm that the following terms, which are defined in the Fourteenth Amendment, shall have the same meanings set forth below for all purposes in the Fourteenth Amendment:

1.The Suite 250 Commencement Date is ________________.
2.The Suite 320 Commencement Date is ________________.
3.The Suites 630/650 Commencement Date is ____________.
4.The Suite 300 Commencement Date is ________________.
5.The Suite 400 Commencement Date is ________________.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate under seal as of the date first written above.

WITNESS/ATTEST:	LANDLORD:

_________________________ _________________________
TMG TMC 3, L.L.C., a Delaware limited liability company

By: ___________________________[SEAL]
Name: Gary Block
Title: Partner & CIO

By: ___________________________[SEAL]
Name: Mark King
Title: President & COO

TENANT:

Attachment D, Page 1

__________________________	ALARM.COM INCORPORATED, a Delaware corporation By: _____________________________[SEAL] Name: ___________________________ Title: ____________________________

Attachment D, Page 2

ATTACHMENT E
DIAGRAM OF EXPANSION STORAGE SPACE, POST SINGLE TENANT DATE STORAGE, AND EXISTING STORAGE SPACE

Expansion storage space
Existing storage space
Post single tenant date storage
Post single tenant date storage
Existing storage space
Elec Transformer MA: 183
B107-Storage UA: 587 RA: 622 ID: 48392
Elev Pit MA: 128
Telco
B106-Storage UA: 149 RA: 158 ID: 48384
Elev Pit MA: 151
Elev-Stair MA: 242
Sump MA: 59
B104-Storage UA: 1,192 RA: 1,263 ID: 48385
B100-Locker Room UA: 1,035 RA: 1,096 ID: 48388
Lobby-Corridor MA: 1,801
Jan MA: 22
B109-Storage UA: 535 RA: 566 ID: 46575
Water Meter
Elec MA: 140
B110-Storage UA: 177 RA: 188 ID: 48391
Main Electric Room MA: 732
Bike Storage MA: 156
Vestibule MA: 116
Fire Pump Rm MA: 228
Egress Corridor MA: 297
Elec MA: 152
Domestic Water Pump MA: 218
Tel MA: 111
Stair MA: 131
Chiller/Boiler Rm MA: 1,889
Mech MA: 514
B101-Storage UA: 444 RA: 470 ID: 46572
B103-Storage UA: 1,039 RA: 1,101 ID: 46571
B102-Storage UA: 316 RA: 335 ID: 48367

Attachment E, Page 1

ATTACHMENT F
CURRENT MORTGAGEE’S FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of _______________, 2024 (the “Effective Date”) by and between STWD 2021-FL2, LTD., an exempt company with limited liability under the laws of the Cayman Islands (together with its successors and assigns, the “Lender”), and ALARM.COM INCORPORATED, a Delaware corporation (together with its permitted successors and assigns, the “Tenant”), with reference to the following facts:
A.    TMG TMC 1 & 2, L.L.C., TMG TMC 3, L.L.C. and TMG TMC 4, L.L.C., each a Delaware limited liability company, whose address is c/o The Meridian Group, 3 Bethesda Metro center, Suite 1400, Bethesda, Maryland 20814 (collectively, the “Landlord”) owns fee simple title or a leasehold interest in the real property described in Exhibit “A” attached hereto (the “Property”).
B.    Lender is the current holder of a loan to Landlord in the original principal amount of One Hundred Forty Million Dollars ($140,000,000) (the “Loan”).
C.    The Loan is secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated February 23, 2017 in favor of Lender, recorded on February 24, 2017, in the Fairfax County Clerk’s Office as Instrument Number 16-001956 (as may be further amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Mortgage”).
D.    Pursuant to that certain Deed of Office Lease Agreement dated August 8, 2014, as amended by that certain First Amendment to Deed of Office Lease Agreement dated as of May 29, 2015, that certain Second Amendment to Deed of Office Lease Agreement dated as of October 19, 2015, that certain Third Amendment to Deed of Office Lease Agreement dated as of May 6, 2016, that certain Fourth Amendment to Deed of Office Lease Agreement dated as of September 15, 2016, that certain Fifth Amendment to Deed of Office lease Agreement dated as of January 31, 2017, that certain Sixth Amendment to Deed of Office Lease Agreement dated October 10, 2018, that certain Seventh Amendment to Deed of Office Lease Agreement dated May 16, 2019, that certain Eighth Amendment to Deed of Office Lease Agreement dated July 17, 2019, that certain Ninth Amendment to Deed of Lease Agreement dated March 12, 2020, that certain Tenth Amendment to Deed of Office Lease Agreement dated December 17, 2020, that certain Eleventh Amendment to Deed of Lease Agreement dated December 21, 2021, that certain Twelfth Amendment to Deed of Office Lease Agreement dated January 12, 2022, that certain Thirteenth Amendment to Deed of Lease Agreement dated July 26, 2023, and that certain Fourteenth Amendment to Deed of Lease Agreement dated on or about the date hereof (the “Fourteenth Amendment”) (as so amended, and as may be further amended in a manner by which a Successor Landlord (as hereinafter defined) would be bound, collectively, the “Lease”),
Attachment F, Page 1

Landlord demised to Tenant a portion of the Property consisting of portions of the building located at 8281Greensboro Drive, Tysons, Virginia 22102, as more particularly set forth in the Lease (the “Leased Premises”):
E.    Tenant and Lender desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.
NOW, THEREFORE, for good and sufficient consideration, Tenant and Lender agree:
1.Definitions. The following terms shall have the following meanings for purposes of this Agreement.
1.1.Foreclosure Event. A “Foreclosure Event” means: (i) foreclosure under the Mortgage; (ii) any other exercise by Lender of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which a Successor Landlord becomes owner of the Property; or (iii) delivery by Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.
1.2.Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.
1.3.Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.
1.4.Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.
1.5.Specified Offset Right. Each Offset Right set forth in Section 16 of the Fourteenth Amendment and Section 4(f) of Attachment B to the Fourteenth Amendment.
1.6.Successor Landlord. A “Successor Landlord” means any party that becomes owner of the Property as the result of a Foreclosure Event.
1.7.Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease. A “Termination Right” shall not include any such right arising pursuant to Sections 17 [Casualty Damage] and/or 18 [Condemnation] of the initial Lease.
1.8.Other Capitalized Terms. If any capitalized term is used in this Agreement and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.
2.Subordination. The Lease, as the same may hereafter be modified, amended or extended, shall be, and shall at all times remain, subject and subordinate to the terms conditions and provisions of the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage, subject to the terms of this Agreement. Notwithstanding the foregoing, Lender may elect, in its sole and absolute discretion, to subordinate the lien of the Mortgage to the Lease.

Attachment F, Page 2

3.Nondisturbance, Recognition and Attornment.
3.1.No Exercise of Mortgage Remedies Against Tenant. So long as the Tenant is not in default under the Lease beyond any applicable grace or cure periods (an “Event of Default”), Lender (i) shall not terminate or disturb Tenant’s possession of the Leased Premises under the Lease, except in accordance with the terms of the Lease, and (ii) shall not name or join Tenant as a defendant in any exercise of Lender’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Lender may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.
3.2.Recognition and Attornment. Upon Successor Landlord taking title to the Property (i) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (ii) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (iii) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant. Tenant hereby acknowledges notice that pursuant to the Mortgage and assignment of rents, leases and profits, Landlord has granted to the Lender an absolute, present assignment of the Lease and Rents which provides that Tenant continue making payments of Rents and other amounts owed by Tenant under the Lease to or at the direction of the Landlord and to recognize the rights of Landlord under the Lease until notified otherwise in writing by the Lender. After receipt of such notice from Lender, Tenant shall thereafter make all such payments directly to the Lender or as the Lender may otherwise direct, without any further inquiry on the part of the Tenant. Any such payment actually made to the Lender or as directed by the Lender and actually received by Lender or the recipient to which Lender otherwise directed payment be made shall satisfy Tenant’s obligations to make such payments under the Lease. Landlord consents to the foregoing and waives any right, claim or demand which Landlord may have against Tenant by reason of such payments to Lender or as Lender directs. Such payment by Tenant will continue until the first to occur of the following: (a) the Lease expires pursuant to its terms and no further amounts are payable by Tenant thereunder; (b) Lender gives Tenant written notice that the rents and other payments are to be paid to Landlord; or (c) Lender gives Tenant written notice that a Successor Landlord has succeeded to the interests of Landlord and Lender under the Lease, after which time the rent and all other sums due under the Lease will be paid as directed by such Successor Landlord. Payment of rents to Lender as provided for hereunder shall not be deemed to: (i) cause Lender to succeed to or to assume any obligations or responsibilities of Landlord under the Lease or, (ii) relieve Landlord of any obligations under the Lease.
3.3.Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within ten (10) business days of such request.
4.Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:
4.1.Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. The foregoing shall not limit (i) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment; (ii) Tenant’s right to exercise against Successor Landlord any Specified Offset Right otherwise expressly available to Tenant under the Lease; provided, however, that if, prior to the date of attornment, Tenant gave Landlord a default notice giving rise to a Specified Offset Right but did not give Lender a Default Notice (as hereinafter defined) with respect to such Landlord default, then Successor Landlord shall not be liable for or bound by the Specified Offset Right relating to such Landlord default; (iii) Tenant’s right to exercise against Successor Landlord any express Offset Right (other than a Specified Offset Right which are addressed by clause (ii) above) otherwise expressly available to Tenant under the Lease; or
Attachment F, Page 3

(iv) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and violate Successor Landlord’s continuing obligations as landlord under the Lease.
4.2.Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment, unless such prepayment was actually delivered to Lender.
4.3.Payment; Security Deposit; Work. Any obligation: (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been actually delivered to Lender by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with Former Landlord, unless such security deposit was actually delivered to Lender; (iii) to commence or complete any initial construction of improvements in the Leased Premises or any expansion or rehabilitation of existing improvements thereon; or (iv) arising from representations and warranties related to Former Landlord. The foregoing shall not limit: (w) reconstruction or repair obligations of Successor Landlord following casualty or condemnation expressly set forth in the Lease; (x) day-to-day repair and maintenance obligations of Successor Landlord in accordance with the express terms and conditions of the Lease; (y) Tenant’s right to exercise against Successor Landlord any Specified Offset Right otherwise expressly available to Tenant under the Lease; provided, however, that if, prior to the date of attornment, Tenant gave Landlord a default notice giving rise to a Specified Offset Right but did not give Lender a Default Notice with respect to such Landlord default, then Successor Landlord shall not be liable for or bound by the Specified Offset Right relating to such Landlord default; or (z) Tenant’s right to exercise against Successor Landlord any express Offset Right (other than a Specified Offset Right which are addressed by clause (y) above) otherwise expressly available to Tenant under the Lease.
4.4.Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Lender’s prior written consent (which shall not be unreasonably withheld or conditioned or delayed beyond fifteen (15) business days), other than a modification or amendment that memorializes the exercise by Tenant of an express right or option set forth in the Lease that does not require Landlord’s consent or approval.
4.5.Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, except for termination, cancellation or surrender rights permitted to be unilaterally exercised by Tenant pursuant to the express terms of the Lease.
5.Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in the Property from time to time, including insurance and condemnation proceeds, security deposits, escrows, Successor Landlord’s interest in the Lease, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.
6.Lender’s Right to Cure. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Specified Offset Right or Termination Right:
6.1.Notice to Lender. Tenant shall provide Lender with notice of the breach or default by Landlord giving rise to same (the “Default Notice,” which may be a copy of a notice sent to Landlord) and, thereafter, the opportunity to cure such breach or default as provided for below.
Attachment F, Page 4

6.2.Lender’s Cure Period. After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Lender agrees or undertakes otherwise in writing. In addition, as to any breach or default by Landlord the cure of which requires possession and control of the Property, provided that Lender undertakes by written notice to Tenant within thirty (30) days after Lender’s receipt of the applicable Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Lender’s cure period shall continue for such additional time (the “Extended Cure Period”) as Lender may reasonably require to either: (i) obtain possession and control of the Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (ii) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.
Before exercising any Offset Right (other than a Specified Offset Right which is subject to the notice and cure provisions set forth this this Section 6) expressly available to Tenant under the Lease, Tenant shall provide Lender with a Default Notice, but not the opportunity to cure such breach or default (including, without limitation, any Extended Cure Period).
7.Miscellaneous.
7.1.Notices. Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or served by hand-delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested. Any such notice shall be deemed effective when received or refused. For purposes of notice, the addresses of the parties shall, until changed as herein provided, be as follows:
(a)If to the Lender, at:
    STWD 2021-FL2, Ltd.
c/o Starwood Property Trust, Inc.
2340 Collins Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Asset Management
Email: [***]

c/o Starwood Property Trust, Inc.
605 3rd Avenue, 38th Floor
New York, New York 10158
Attention: General Counsel
Email: [***]

(b)If to the Tenant, at:
Alarm.com Incorporated
    8281 Greensboro Drive, Suite 100
McLean, Virginia 22102
Attn: Daniel Ramos
Email: [***]

Attachment F, Page 5

7.2.Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Lender assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.
7.3.Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement.
7.4.Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage. Lender confirms that Lender has consented to Landlord’s entering into the Fourteenth Amendment.
7.5.Lender’s Rights and Obligations. Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.
7.6.Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State in which the Leased Premises are located, excluding such State’s principles of conflict of laws.
7.7.Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.
7.8.Due Authorization. Tenant represents to Lender that Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Lender represents to Tenant that Lender has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.
7.9.Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
7.10.Recordation. This Agreement shall be recorded by Landlord against the Property at Landlord’s expense within thirty (30) days after full execution hereof.
[THIS SPACE INTENTIONALLY LEFT BLANK]
Attachment F, Page 6

IN WITNESS WHEREOF, Lender and Tenant have caused this Agreement to be executed as of the date first above written.

LENDER:

STWD 2021-FL2 Ltd., an exempt company with limited liability under the laws of Cayman Islands

     By: STWD Investment Management, LLC, a Delaware limited liability company

By:_________________________
Name:
Title:

TENANT: ALARM.COM INCORPORATED, a Delaware corporation By:_________________________ Name: Title:
Attachment F, Page 7

LANDLORD’S CONSENT
Landlord consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Lender under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

LANDLORD: TMG TMC 3, L.L.C., a Delaware limited liability company By:___________________________ Name: Title: By:___________________________ Name: Title:
Dated: __________________, 2024
Attachment F, Page 8

LENDER’S ACKNOWLEDGMENT
STATE OF _____________    )
                ) SS.
COUNTY OF ___________    )

On the ___ day of _______ in the year _______ before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____________________________________
Signature of Notary Public
Attachment F, Page 9

TENANT’S ACKNOWLEDGMENT
STATE OF _____________    )
                ) SS.
COUNTY OF ___________    )

On the ___ day of _______ in the year _______ before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____________________________________
Signature of Notary Public
Attachment F, Page 10

LANDLORD’S ACKNOWLEDGMENT
STATE OF _____________    )
                ) SS.
COUNTY OF ___________    )

On the ___ day of _______ in the year _______ before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

____________________________________
Signature of Notary Public
Attachment F, Page 11

Exhibit A
Legal Description of the Land

Attachment F, Page 12

ATTACHMENT G
PRIVATE OUTDOOR AREA

Solutions Dr
Greensboro Dr
EB-3
EB-5
Private Outdoor Area

Attachment G, Page 1

ATTACHMENT H
FORM OF GUARANTY OF LEASE

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (“Guaranty”) is made as of the ____ day of ______________ 2024 (“Effective Date”) by ALARM.COM HOLDINGS, INC., a Delaware corporation (“Guarantor”), having an address at Alarm.com Holdings, Inc., c/o Alarm.com Incorporated, 8281 Greensboro Drive, Suite 100, McLean, Virginia 22102, to TMG TMC 3, L.L.C., a Delaware limited liability company (“Landlord”), having an address at TMG TMC 3, L.L.C., c/o The Meridian Group, 3 Bethesda Metro Center, Suite 1400, Bethesda, Maryland 20814, Attention: Asset Manager.

WHEREAS, Landlord has leased to Alarm.com Incorporated, a Delaware corporation (“Tenant”) certain premises (the “Premises”) located in the building located at 8281 Greensboro Drive, Tysons, Virginia 22102, pursuant to that certain Deed of Office Lease Agreement dated August 8, 2014, as amended by that certain First Amendment to Deed of Office Lease Agreement dated as of May 29, 2015, that certain Second Amendment to Deed of Office Lease Agreement dated as of October 19, 2015, that certain Third Amendment to Deed of Office Lease Agreement dated as of May 6, 2016, that certain Fourth Amendment to Deed of Office Lease Agreement dated as of September 15, 2016, that certain Fifth Amendment to Deed of Office lease Agreement dated as of January 31, 2017, that certain Sixth Amendment to Deed of Office Lease Agreement dated October 10, 2018, that certain Seventh Amendment to Deed of Office Lease Agreement dated May 16, 2019, that certain Eighth Amendment to Deed of Office Lease Agreement dated July 17, 2019, that certain Ninth Amendment to Deed of Lease Agreement dated March 12, 2020, that certain Tenth Amendment to Deed of Office Lease Agreement dated December 17, 2020, that certain Eleventh Amendment to Deed of Lease Agreement dated December 21, 2021, that certain Twelfth Amendment to Deed of Office Lease Agreement dated January 12, 2022, and that certain Thirteenth Amendment to Deed of Lease Agreement dated July 26, 2023 (collectively, the “Current Lease”).

WHEREAS, Landlord and Tenant are entering into that certain Fourteenth Amendment to Deed of Office Lease Agreement dated of even date herewith (the “Fourteenth Amendment” and, collectively with the Current Lease, the “Lease”).

WHEREAS, Guarantor is, directly or indirectly, the parent company and sole shareholder of Tenant;

WHEREAS, Guarantor is materially benefited by the Lease and Landlord’s execution of the Fourteenth Amendment constitutes good, valuable and sufficient consideration for Guarantor’s execution of this Guaranty; and

WHEREAS, the undertaking by Guarantor to execute and deliver this Guaranty is a material inducement to Landlord to enter into the Fourteenth Amendment.

NOW, THEREFORE, in consideration of these premises, and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Guarantor agrees with Landlord as follows:

1.    (a)    Guarantor unconditionally and irrevocably guarantees the due and punctual payment of rent, operating expenses, real estate taxes, additional rent and all other sums payable to Landlord by Tenant pursuant to the terms and conditions of the Lease including any amendments thereto. If for any reason any sums described herein shall not be paid promptly when due, Guarantor shall, within ten (10) business days after notice thereof, pay the same to Landlord regardless of (i) any defenses or rights of setoff or counterclaims which Tenant or Guarantor may have or assert against Landlord, (ii) whether Landlord shall have taken any steps to enforce any rights against Tenant or any other person to collect such sum or any part thereof, (iii) the termination of the Lease, or (iv) any other condition or contingency. Guarantor also agrees to pay to Landlord the cost of collecting any sums described herein and all other costs of enforcing this Guaranty, including, without limitation, court costs and reasonable attorneys’ fees, except to the extent it is determined in accordance with any proceeding hereunder that Landlord was not entitled to so enforce this Guaranty.

(b)    Guarantor unconditionally and irrevocably guarantees the due and prompt performance and observance of each and every covenant, obligation and agreement in the Lease required to be performed and observed by Tenant under the Lease. If for any reason Tenant shall fail to perform or observe each and every covenant, obligation and agreement required to be performed and observed by Tenant as set forth herein, Guarantor shall, promptly after notice thereof, cause such covenant, obligation or agreement to be performed and observed regardless of (i) any defenses or counterclaims which Tenant or Guarantor may have or assert against Landlord, (ii) whether Landlord shall have taken any steps to enforce such covenant, obligation or agreement against Tenant or any other person, (iii) the termination of the Lease, or (iv) any other condition or contingency. Guarantor also agrees to pay to Landlord such further amount as shall be incurred by Landlord as a result of Tenant’s failure to perform or observe any covenant, obligation or agreement (for which Tenant would have been liable under the Lease) and all other costs of enforcing this Guaranty, including, without limitation, court costs and attorney’s fees, except to the extent it is determined in accordance with any proceeding hereunder that Landlord was not entitled to so enforce this Guaranty.

(c)    Notwithstanding anything to the contrary contained in this Guaranty, Guarantor retains and shall be permitted to assert any defenses that would be available to Tenant, other than lack of authority, lack of consideration and Insolvency (as hereinafter defined), in each case, affecting Tenant. All amounts owed by Guarantor to Landlord under this Guaranty shall bear interest at the Capital Interest Rate (as defined in the Lease) from the date due until the date paid to Landlord (without duplication with respect to such interest at the Capital Interest Rate).

(d)    This Guaranty (i) is irrevocable, unconditional and absolute, (ii) is a guaranty of full payment and performance (and not merely collection), and (iii) is a continuing guaranty (and not a guaranty from month-to-month or a periodic guaranty).

2.    (a)    The obligations, covenants and agreements of Guarantor under this Guaranty shall in no way be affected or impaired for any reason whatsoever, and Guarantor shall have no defense whatsoever to the enforcement of this Guaranty, including without limitation, by reason of the happening from time to time of any of the following, whether or not Guarantor has been notified thereof or consented thereto:

(i)    the waiver by Landlord of the performance or observance by Tenant, Guarantor or any other party of any of the agreements, covenants or conditions contained in the Lease or this Guaranty;

(ii)    any assignment of the Lease or subletting of the Premises or any part thereof, it being hereby acknowledged and agreed that this Guaranty may not be assigned without Landlord’s express prior written consent;

(iii)    the modification or amendment (whether material or otherwise) of any of the obligations of Tenant or Guarantor under the Lease or this Guaranty;

(iv)    the doing or the omission of any of the acts referred to in the Lease or this Guaranty (including, without limitation, the giving of any consent referred to therein);

(v)    any failure, omission or delay on the part of Landlord to enforce, to assert or to exercise any right, power or remedy conferred on or available to Landlord in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form whatsoever;

(vi)    the voluntary or involuntary liquidation, dissolution or sale of all or substantially all of the assets of, marshalling of assets and liabilities of, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or Guarantor or any of their assets;

(vii)    the release of Tenant or Guarantor from the performance or observation of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty by operation of law;

(viii)    any renewal or extension of the term of the Lease;

(ix)    the breach of or the default under the Lease by Tenant;

(x)    any invalidity, illegality or unenforceability of the Lease, or the termination or expiration of the Lease;

(xi)    the single or partial exercise of Landlord’s rights under this Guaranty.

(b)    To the extent not prohibited by law, Guarantor hereby expressly waives (i) any right Guarantor may now or hereafter have to any hearing prior to the attachment of any real or personal property of Guarantor to satisfy the obligations of Guarantor hereunder and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt.

3.    Guarantor hereby expressly waives:

(a)    the protection of any statute or rule of law requiring Landlord to deliver any notice to Guarantor or to pursue or exhaust any remedies against Tenant prior to proceeding against Guarantor in the event of default by Tenant under the Lease, including without limitation, the provisions of Section 49.25 and 49.26 of the Code of Virginia; and

(b)    notice of acceptance of this Guaranty, notice of any obligations or liabilities contracted or incurred by Tenant, diligence, presentment, protest and notice of dishonor, non-payment or non-performance.

Guarantor, separate and distinct from Tenant, further waives any defense arising by reason of any disability of Tenant or by reason of any legal or equitable releases or discharge of the obligations of Tenant under the Lease. Guarantor further agrees that, in its capacity as a guarantor, it shall not be required to consent to or to receive any notice of any supplement to or amendment of or waiver or modification of the terms and provisions of the Lease.

4.    Guarantor hereby represents and warrants that:

(a)    Guarantor is validly existing in good standing under the laws of the state of its formation;

(b)    The execution, delivery and performance of this Guaranty are within Guarantor’s power and authority, do not contravene the charter, by-laws or other organizational documents of Guarantor or any indenture, mortgage, credit agreement, note, long-term lease or other material agreement to which Guarantor is a party or by which Guarantor is bound; and

(c)    This Guaranty has been duly authorized, executed and delivered on behalf of Guarantor and constitutes a legal, valid, binding and enforceable obligation of Guarantor.

5.    (a)    In the event of the termination, rejection, disaffirmance or other avoidance of the Lease by Tenant or Tenant’s trustee in bankruptcy pursuant to bankruptcy law or any other law affecting creditors’ rights (collectively, “Insolvency”), Guarantor’s obligations hereunder shall continue to the same extent as if the Lease had not been so terminated, rejected, disaffirmed or otherwise avoided. Guarantor shall and does hereby waive all rights and benefits which might, in whole or in part, relieve Guarantor from the performance of its duties and obligations under this Guaranty by reason of any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, and Guarantor agrees that it is and shall be liable for all payment and performance guaranteed hereunder, without regard to any modification, limitation or discharge of the liability of Tenant that may result from such proceedings. Furthermore, the obligations of Guarantor hereunder will not be discharged by:

(i)    any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to Tenant or any change in the structure of Tenant; or

(ii)    any change in ownership of the shares of capital stock or other ownership interests of Guarantor or Tenant or any other merger or consolidation of either of them into or with any other person or entity.

(b)    No payment by Guarantor pursuant to any provision of this Guaranty shall entitle Guarantor, by subrogation, indemnification or otherwise, to the rights of Landlord, to any payment by Tenant, or to any recovery from any property of Tenant. Guarantor subordinates to Landlord, so long as any of Tenant’s obligations under the Lease remain outstanding, any right Guarantor may now or hereafter have against Tenant (and/or any other guarantor of Tenant's obligations under the Lease) with respect to this Guaranty (including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification or similar right, and any right to participate in any claim, right or remedy of Landlord against Tenant or any security which Landlord may now or hereafter have with respect to the Lease), whether such right arises under an express or implied contract, by operation of law, or otherwise. Guarantor shall be deemed not to be a "creditor" of Tenant by reason of the existence of this Guaranty in the event that Tenant becomes a debtor in any bankruptcy proceeding. The obligations of Guarantor hereunder shall be automatically reinstated if and to the extent that any payment by or on behalf of Tenant under the Lease is rescinded or must otherwise be restored by Landlord as a result of any proceeding in bankruptcy or reorganization or similar proceedings. In the event action is taken against the Guarantor, in addition to the attorneys’ fees and costs for which the Guarantor is liable to the Landlord arising from the Tenant’s breach, all attorneys’ fees and costs incurred in addition thereto in taking action and pursuing it against the Guarantor shall be paid by the Guarantor, except to the extent it is determined in accordance with any proceeding hereunder that Landlord was not entitled to so enforce this Guaranty. The Landlord may file an affidavit from its attorney with the court as to such attorneys’ fees past, present, and to be reasonably incurred in future activity, and the court may act upon the affidavit; Guarantor hereby waives any hearing as to the issue of attorneys’ fees.

6.    (a)    This Guaranty shall be construed in accordance with the laws of the Commonwealth of Virginia (without regard to the application of choice of law principles).

(b)    Guarantor represents, warrants and covenants that all financial information regarding Guarantor that has been delivered to Landlord (or such financial information regarding Guarantor that is publicly available to Landlord) is true, correct and complete in all material respects. Within ten (10) business days after Landlord’s written request, solely in connection with a financing or sale of all or a portion of the Building, the Land or Landlord’s interest therein, or if there exists an Event of Default by Tenant under the Lease, Guarantor shall deliver to Landlord Guarantor’s financial statements, audited by a certified independent public accountant (or certified as true, complete and correct in all material respects by Guarantor’s chief financial officer if no such audited statements are then prepared in the ordinary course), for the fiscal year ending in the previous calendar year stating, among other things, Guarantor’s revenues and net income (it being agreed that Guarantor’s financial information may be combined with the financial information of Tenant, and need not be separately stated). Landlord agrees to hold the financial statements subject to customary confidentiality conditions. Notwithstanding the foregoing, Guarantor shall not be required to deliver Guarantor’s financial statements to Landlord pursuant hereto during any period in which the financial statements for Guarantor are publicly available and fully accessible by Landlord.

(c)    This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor and Landlord.

(d)    Guarantor’s liability hereunder shall be personal and primary and not secondary, and shall be joint and several with that of Tenant and any other guarantors. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity. Landlord may proceed against Guarantor under this Guaranty without first initiating or exhausting its remedy or remedies against Tenant or any other guarantors. Landlord may proceed against Tenant, Guarantor and any other guarantors separately or concurrently. Notwithstanding anything in the Lease or this Guaranty to the contrary, Landlord shall have the right to apply or not apply any security deposit or other credit in favor of Tenant as Landlord shall determine in its sole and absolute discretion, and Guarantor's liability under this Guaranty shall not be affected in any manner thereby. All remedies afforded to Landlord by reason of this Guaranty are separate and cumulative.

(e)    Within ten (10) business days after Landlord’s written request to Guarantor, Guarantor shall execute and deliver to Landlord a statement in writing confirming reasonable amendments to the Lease, any amendments to this Guaranty, whether this Guaranty is in full force and effect, and any reasons or defenses to Guarantor’s actual knowledge supporting any claim that this Guaranty is not in full force and effect.

(f)    Any notice which Landlord may elect to send to Guarantor shall be effective against Guarantor and shall be deemed duly given if delivered in person (with receipt therefor), or if sent by certified or registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, when received or refused at the address set forth below or at the last address of Guarantor known to Landlord.

    Guarantor’s Address:

Alarm.com Holdings, Inc.
c/o Alarm.com Incorporated
8281 Greensboro Drive, Suite 100
McLean, VA 22102

Attn: Daniel Ramos

With a copy to:

Alarm.com Holdings, Inc.
c/o Alarm.com Incorporated
8281 Greensboro Drive, Suite 100
McLean, VA 22102
Attn: Alex Texier

(g)    This Guaranty shall be binding upon Guarantor and its heirs and personal representatives. This Guaranty shall inure to the benefit of, and may be enforced by Landlord and its successors and assigns, including any purchaser at a foreclosure sale or the holder of any deed in lieu of foreclosure. Any references in this Guaranty to “Tenant” shall include the named Tenant and its trustee in bankruptcy, receiver, conservator and other successors and assigns.

(h)    For the purposes of this Guaranty, all capitalized terms used herein shall have the meaning set forth in the Lease.

(i)    In the event any provision of this Guaranty is held to be invalid or unenforceable, all other provisions of this Guaranty shall, nevertheless, remain valid and enforceable.

(j)    Section and paragraph headings in this Guaranty are included herein for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Guaranty.

(k)    GUARANTOR AND, BY ITS ACCEPTANCE OF THIS GUARANTY, LANDLORD, EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING AT LAW, IN EQUITY OR OTHERWISE, BROUGHT ON, UNDER OR BY VIRTUE OF THIS GUARANTY. GUARANTOR AND, BY ITS ACCEPTANCE OF THIS GUARANTY, LANDLORD, EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT IN THE JURISDICTION IN WHICH THE PREMISES ARE LOCATED AND WAIVES ANY RIGHT UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

(l) Guarantor hereby consents to the exercise of personal jurisdiction over Guarantor by any federal or local court in the jurisdiction in which the Building is located.

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SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed under seal as of the date first above written.
GUARANTOR:

ALARM.COM HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

ACKNOWLEDGEMENT

State/Commonwealth of                 )
) SS
City/County of                     )

    I,                     , a notary public in and for the above jurisdiction, do certify that_____________________________ whose name, as the ____________________     ___________ of Alarm.com Holdings, Inc., is signed to the writing above bearing the date                 , has acknowledged the same before me in the jurisdiction aforesaid as the act and deed of Alarm.com Holdings, Inc.

Given under my hand this _____ day of _________________, 2024.

         Notary Public
My Commission Expires: